                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   THE LEARNING COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
[THE LEARNING COMPANY LOGO]

                                                                   April 2, 1998

Dear Stockholder:

    I am delighted to invite you to attend the Annual Meeting of Stockholders of The Learning Company, Inc. to be held on Thursday, May 21, 1998, at 9:00 a.m. at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts.

    In addition to the election of directors and approval of the selection of accountants, the principal items of business to be considered and acted upon will be an amendment to the Company's Long Term Equity Incentive Plan and an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 120,000,000 to 200,000,000. Detailed information concerning these matters is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

    Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. I urge you to register your vote now by completing and returning the enclosed proxy card promptly. Should you attend the Annual Meeting, you may, of course, vote your shares even though you have sent in your proxy.

    I look forward to seeing you on May 21, 1998.

                                          Sincerely,
                                          Michael J. Perik
                                          Chairman of the Board and
                                          Chief Executive Officer

                           THE LEARNING COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1998

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of The Learning Company, Inc., a Delaware corporation (the "Company"), will be held at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts at 9:00 a.m. on Thursday, May 21, 1998 for the following purposes:

    1.  To elect twelve directors of the Company;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the fiscal year ending January 2, 1999;

    3.  To approve an amendment to the Company's Long Term Equity Incentive
       Plan;

    4. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 120,000,000 to 200,000,000; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Holders of record of the Company's Common Stock and Series A Convertible Participating Preferred Stock at the close of business on March 26, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. In addition, holders of record of Exchangeable Shares of the Company's Canadian subsidiary, SoftKey Software Products Inc., at the close of business on the Record Date will be entitled to notice of the Annual Meeting and to direct the vote of CIBC Mellon Trust Company, the holder as trustee for such persons, of the one outstanding share of the Company's Special Voting Stock. A list of persons entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at the offices of the Company at One Athenaeum Street, Cambridge, Massachusetts.

    A copy of the Company's Annual Report to Stockholders for the year ended January 3, 1998 accompanies this Notice of Annual Meeting and the enclosed Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NEAL S. WINNEG

                                          Secretary

April 2, 1998

Cambridge, Massachusetts

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Learning Company, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 21, 1998, at 9:00 a.m. (local time) at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts.

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

    The representation in person or by proxy of at least a majority of the outstanding shares of common stock of the Company, $.01 par value per share (the "Common Stock"), entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. The affirmative vote of the holders of a plurality of the votes represented by the shares of Common Stock, the Special Voting Share (defined below) and the shares of Common Stock into which the shares of the Company's Series A Convertible Participating Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), outstanding as of the Record Date are convertible (the "Series A Conversion Shares"), voting together as one class, present in person or represented by proxy at the Annual Meeting, is required for the election of directors. For all other matters to be considered and acted upon at the Annual Meeting, the affirmative vote of a majority of the votes represented by the shares of Common Stock, the Special Voting Share and the Series A Conversion Shares, voting together as one class, present in person or represented by proxy at the Annual Meeting is required, except that the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the votes represented by the shares of Common Stock, the Special Voting Share and the Series A Conversion Shares outstanding as of the Record Date, voting together as one class. (See "Voting Securities" below.)

    Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as each of the items being considered by the stockholders at the Annual Meeting other than the proposal to amend the Company's Restated Certificate of Incorporation. With respect to the proposal to amend the Company's Restated Certificate of Incorporation, abstentions and "broker non-votes" will have the effect of votes against such proposal.

    The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by officers or employees of the Company in person or by mail, courier, telephone or facsimile.

    IT IS ANTICIPATED THAT THE NOTICE OF ANNUAL MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED JANUARY 3, 1998 WILL BE FIRST MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 2, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 3, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE LEARNING COMPANY, INC., ONE ATHENAEUM STREET, CAMBRIDGE, MASSACHUSETTS 02142, ATTENTION: INVESTOR RELATIONS. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (617) 494-5816. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES

    Stockholders of record at the close of business on March 26, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date,
the Company had outstanding       shares of Common Stock. In addition, on the
Record Date, there were outstanding one share of special voting stock of the Company, $1.00 par value per share (the "Special Voting Share"), and 750,000 shares of Series A Preferred Stock, which were convertible as of the Record Date into 15,000,000 Series A Conversion Shares.

    At the Annual Meeting, CIBC Mellon Trust Company, as the holder of record of
the Special Voting Share, will be entitled to cast       votes. These votes
represent the number of Exchangeable Shares (the "Exchangeable Shares") of SoftKey Software Products Inc. ("SoftKey Software") that were outstanding on the Record Date (other than Exchangeable Shares held by the Company, its subsidiaries or any entity controlled by or under common control of the Company, if any). The Exchangeable Shares are exchangeable on a one-for-one basis for Common Stock.

    The Special Voting Share was issued to CIBC Mellon Trust Company, as Trustee (the "Trustee"), under a Voting and Exchange Trust Agreement pursuant to which each holder of an Exchangeable Share (other than the Company, its subsidiaries, or any entity controlled by the Company) is entitled to instruct the Trustee to exercise one of the votes attached to the Special Voting Share for each Exchangeable Share held by such holder. Enclosed with this Proxy Statement are materials informing holders of Exchangeable Shares of their rights with respect to voting at the Annual Meeting and instructing such holders as to how to exercise such rights.

    The Common Stock, the Special Voting Share and the Series A Preferred Stock vote as a single class and, except as set forth above, are identical in all respects with respect to matters subject to the vote of stockholders of the Company.

                       SECURITY OWNERSHIP OF THE COMPANY

    The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of March 2, 1998 held by (i) the Company's Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below (collectively, the "Named Executive Officers"),
(ii) each current director of the Company, (iii) all current directors and executive officers as a group and (iv) each person known to the Company to own beneficially more than 5% of the shares outstanding.

                                                                                         NUMBER OF
                                                                                           SHARES       APPROXIMATE
                                                                                        BENEFICIALLY    PERCENTAGE
NAME                                                                                     OWNED (1)         OWNED
--------------------------------------------------------------------------------------  ------------  ---------------

Lamar Alexander(2)....................................................................        75,000             *

Michael A. Bell(2)....................................................................       144,372             *

Anthony J. DiNovi(3)..................................................................     9,146,340          15.7%

James C. Dowdle(4)....................................................................     5,234,796          10.7%

Robert Gagnon(5)......................................................................       269,789             *

R. Scott Murray(6)....................................................................       174,188             *

Mark E. Nunnelly(7)...................................................................     3,414,640           6.5%

Kevin O'Leary(8)......................................................................       825,157           1.7%

Charles L. Palmer(9)..................................................................     1,725,231           3.5%

David E. Patrick(2)...................................................................       191,835             *

Michael J. Perik(10)..................................................................     1,016,081           2.0%

Kathryn M. Quinby-Johnson(2)..........................................................        77,840             *

Carolynn Reid-Wallace(2)..............................................................        18,750             *

Robert A. Rubinoff(11)................................................................       202,497             *

Scott M. Sperling(3)(12)..............................................................     9,303,212          15.9%

Paul J. Zepf(13)......................................................................     2,440,020           4.7%

All current directors and executive officers as a group                                   25,328,740          37.6%
  (19 persons)(14)....................................................................

Affiliates of Bain Capital, Inc.(7)...................................................     3,414,640           6.5%
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Mellon Bank Corporation(15)...........................................................     2,721,501           5.6%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Affiliates of Thomas H. Lee...........................................................     9,146,340          15.7%
Company(3)
c/o Thomas H. Lee Company
75 State Street
Boston, Massachusetts 02109

Tribune Company(16)...................................................................     5,210,796          10.6%
435 North Michigan Avenue
Chicago, Illinois 60611

------------------------

*   Represents less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, each person or entity named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity, based upon information provided to the Company by directors (and nominees), officers and principal stockholders.

(2) Consists of shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.

(3) Certain affiliates of Thomas H. Lee Company, including Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., THL-CCI Limited Partnership, Anthony J. DiNovi and Scott M. Sperling, own 457,317 shares of Series A Preferred Stock, which were convertible as of March 2, 1998 into 9,146,340 shares of Common Stock. Each of Messrs. DiNovi and Sperling, directors of the Company, is the direct owner of 1,628 shares of Series A Preferred Stock, which were convertible as of March 2, 1998 into 32,560 shares of Common Stock. Messrs. DiNovi and Sperling are also Managing Directors of Thomas H. Lee Company and therefore may be deemed to have shared voting and investment power with respect to the shares of Series A Preferred Stock owned by the affiliates of Thomas H. Lee Company. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of all shares of Series A Preferred Stock other than those shares he owns directly. Based upon information contained in a Schedule 13D dated December 12, 1997 filed with the SEC.

(4) Consists of 3,000 shares of Common Stock owned directly by Mr. Dowdle, 20,000 shares of Common Stock issuable to Mr. Dowdle pursuant to stock options exercisable within 60 days after the Record Date, 1,000 shares of Common Stock owned by the James C. and Sally Dowdle Trust UAD November 11, 1995 and 5,210,796 shares of Common Stock owned by Tribune Company. Mr. Dowdle, a director of the Company, is the Executive Vice President and a director of Tribune Company and therefore may be deemed to have shared voting and investment power with respect to the 5,210,796 shares of Common Stock owned by Tribune Company. Mr. Dowdle disclaims beneficial ownership of the 5,210,796 shares owned by Tribune Company.

(5) Consists of 29,304 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 240,485 shares of Common Stock issuable upon exchange of Exchangeable Shares owned by a corporation wholly-owned by Mr. Gagnon.

(6) Consists of 173,328 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 860 shares of Common Stock issuable upon exchange of Exchangeable Shares owned by Mr. Murray.

(7) Certain affiliates of Bain Capital, Inc., including Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, L.P., BCIP Trust Associates, L.P. and Brookside Capital Partners Fund, L.P., own 170,732 shares of Series A Preferred Stock, which were convertible as of March 2, 1998 into 3,414,640 shares of Common Stock. Mr. Nunnelly, a director of the Company, is a Managing Director of Bain Capital, Inc. and therefore may be deemed to have shared voting and investment power with respect to the shares of Series A Preferred Stock owned by the affiliates of Bain Capital, Inc. Mr. Nunnelly disclaims beneficial ownership of all shares of Series A Preferred Stock. Based upon information contained in a Schedule 13D dated December 12, 1997 filed with the SEC.

(8) Consists of 612,999 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 212,158 shares of Common Stock issuable upon exchange of Exchangeable Shares owned by a corporation wholly-owned by Mr. O'Leary.

(9) Consists of 17,412 shares of Common Stock owned directly by Mr. Palmer, 37,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 1,670,319 shares of Common Stock owned by North American Fund II, L.P. Mr. Palmer is President and Principal of North American Business Development Company, L.L.C., which is the general partner of North American Fund II, L.P. Mr. Palmer is also the managing general partner of North American Company Ltd., which is a member of North American Business Development Company, L.L.C., and which is a limited partner of North American Fund II, L.P. As a result of the foregoing, Mr. Palmer may be deemed to have shared voting and investment power with respect to the 1,670,319 shares of Common Stock owned by North American Fund II, L.P.

(10) Consists of 57,960 shares of Common Stock owned directly by Mr. Perik, 955,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 3,121 shares of Common Stock issuable upon exchange of Exchangeable Shares owned by Mr. Perik.

(11) Consists of 147,497 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 55,000 shares of Common Stock issuable upon exchange of Exchangeable Shares owned by a corporation over which Mr. Rubinoff exercises investment and voting power.

(12) Consists of 153,747 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and shares of Common Stock issuable pursuant to the conversion of Series A Preferred Stock held directly and beneficially by Mr. Sperling. See note (3) above.

(13) Consists of 1,000 shares of Common Stock owned directly by Mr. Zepf and 2,439,020 shares of Common Stock issuable upon the conversion of Series A Preferred Stock owned by certain affiliates of Centre Partners Management LLC. Certain affiliates of Centre Partners Management LLC, including Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., State Board of Administration of Florida, Centre Parallel Management Partners, L.P. and Centre Partners Coinvestment, L.P., own 121,951 shares of Series A Preferred Stock, which were convertible as of March 2, 1998 into 2,439,020 shares of Common Stock. Mr. Zepf, a director of the Company, is a Managing Director of Centre Partners Management LLC and therefore may be deemed to have shared voting and investment power with respect to the shares of Series A Preferred Stock owned by the affiliates of Centre Partners Management LLC. Mr. Zepf disclaims beneficial ownership of all shares of Series A Preferred Stock. Based upon information contained in a Schedule 13D dated December 12, 1997 filed with the SEC.

(14) Includes (i) 2,851,629 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date, (ii) 511,624 shares of Common Stock issuable upon exchange of Exchangeable Shares and
    (iii) 15,000,000 shares of Common Stock issuable upon conversion of 750,000 shares of Series A Preferred Stock.

(15) Based upon information contained in a Schedule 13G dated January 20, 1998 filed with the SEC.

(16) Based upon information contained in Amendment No. 2 to a Schedule 13D dated April 16, 1996 filed with the SEC.

                       PROPOSAL 1. ELECTION OF DIRECTORS

    Twelve directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the twelve nominees of the Board of Directors named below. All of the nominees are presently directors of the Company. It is not expected that any nominee will be unable or will decline to serve as a director, but if any nominee should be unable to serve, the shares represented by the proxies may be voted for a substitute nominee designated by the Board of Directors.

NOMINEES

    Set forth below are the names of the twelve nominees, their ages, the year in which each first became a director of the Company, their principal occupations and employment during the past five years and the names of other public companies of which they are a director as of March 2, 1998.

    The Board of Directors recommends a vote FOR the nominees listed below:

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------

Lamar Alexander......................................          57   Mr. Alexander became a director of the Company in
                                                                    October 1996. He was a co-founder and has been Vice
                                                                    Chairman of Corporate Family Solutions, a manager of
                                                                    worksite childcare centers, schools and family
                                                                    centers, since May 1996. From January 1993 until
                                                                    March 1995, he was counsel to the law firm of Baker
                                                                    Donelson. Mr. Alexander served as U.S. Secretary of
                                                                    Education from 1991 until 1993, was President of the
                                                                    University of Tennessee from 1988 until 1991 and
                                                                    served as Governor of Tennessee from 1979 until 1987.
                                                                    He chaired President Reagan's Commission on American
                                                                    Outdoors from 1985 until 1987 and was awarded the
                                                                    James Conant Award by the Education Commission of the
                                                                    States in 1988. In 1986 he chaired the National
                                                                    Governors' Association and its 50-state education
                                                                    survey, Time for Results. During 1996, Mr. Alexander
                                                                    was a candidate for the President of the United
                                                                    States. He is a member of the Audit, Compensation and
                                                                    Executive Committees and the Special Subcommittee of
                                                                    the Compensation Committee.

Michael A. Bell......................................          42   Mr. Bell became a director of the Company in February
                                                                    1994. He has been a director of Monitor Company,
                                                                    Inc., a management consulting firm, since 1983. He is
                                                                    a member of the Audit and Compensation Committees and
                                                                    the Special Subcommittee of the Compensation
                                                                    Committee.

Anthony J. DiNovi....................................          35   Mr. DiNovi became a director of the Company in
                                                                    December 1997. He has been employed by Thomas H. Lee
                                                                    Company, a private investment

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    company, since 1988 and currently serves as a
                                                                    Managing Director. Mr. DiNovi is also an officer,
                                                                    trustee or member of a number of investment
                                                                    partnerships affiliated with Thomas H. Lee Company.
                                                                    Mr. DiNovi serves as a director of First Alert, Inc.,
                                                                    Safelite Glass Corporation, Fisher Scientific
                                                                    International, Inc. and several private corporations.
                                                                    He is a member of the Compensation Committee.

James C. Dowdle......................................          64   Mr. Dowdle became a director of the Company in
                                                                    December 1995. He is Executive Vice President of
                                                                    Tribune Company, a media entertainment company, and
                                                                    has been a director of Tribune Company since 1985. He
                                                                    is a member of the Executive Committee.

Robert Gagnon........................................          60   Mr. Gagnon became a director of the Company in
                                                                    February 1994 and has been a director and Executive
                                                                    Vice President of SoftKey Software since February
                                                                    1994. Prior thereto, he had been a director of a
                                                                    predecessor corporation to SoftKey Software, which
                                                                    was also called SoftKey Software Products Inc.
                                                                    ("Former SoftKey"), from 1991 to 1994 and Vice
                                                                    President, Finance, of Informatrix 2000, Inc., a
                                                                    Canadian predecessor of Former SoftKey, from 1987 to
                                                                    1994.

Mark E. Nunnelly.....................................          38   Mr. Nunnelly became a director of the Company in
                                                                    December 1997. He has been a Managing Director of
                                                                    Bain Capital, Inc., an investment company, since May
                                                                    1993, and a general partner of Bain Venture Capital,
                                                                    an investment company, since 1990. Prior to joining
                                                                    Bain Venture Capital, Mr. Nunnelly was a partner at
                                                                    Bain & Company where he managed several relationships
                                                                    in the manufacturing sector, and he was also employed
                                                                    by Procter & Gamble Company Inc. in product
                                                                    management. He is a director of several companies,
                                                                    including Dade International Inc., Stream
                                                                    International, Inc., SR Research and Doubleclick Inc.
                                                                    He is a member of the Audit (Chairman) and Executive
                                                                    Committees.

Kevin O'Leary........................................          43   Mr. O'Leary became President and a director of the
                                                                    Company in February 1994. He is a founder of SoftKey
                                                                    Software and, prior to February 1994, had been
                                                                    President and a director of Former SoftKey and its
                                                                    predecessors since 1984.

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------
Michael J. Perik.....................................          40   Mr. Perik became a director, Chairman of the Board
                                                                    and Chief Executive Officer of the Company in
                                                                    February 1994. He is also President and a director of
                                                                    SoftKey Software. Prior to February 1994, Mr. Perik
                                                                    had been Chief Executive Officer and a director of
                                                                    Former SoftKey since 1991. From 1988 until 1991, he
                                                                    was Vice President of Investments of Denbridge
                                                                    Capital Corporation, a Canadian investment company.
                                                                    He is the Chairman of the Executive Committee.

Carolynn Reid-Wallace................................          55   Dr. Reid-Wallace became a director of the Company in
                                                                    September 1997. Dr. Reid-Wallace became Senior Vice
                                                                    President for Education and Programming at the
                                                                    Corporation for Public Broadcasting, a broadcasting
                                                                    company, in October 1995, after having served as
                                                                    Senior Vice President for Education from April 1993
                                                                    to September 1995. Prior thereto, from September 1991
                                                                    to January 1993, she served as Assistant Secretary
                                                                    for Postsecondary Education at the United States
                                                                    Department of Education. From August 1987 to August
                                                                    1991, Dr. Reid-Wallace served as Vice Chancellor for
                                                                    Academic Affairs at the City University of New York.
                                                                    From May 1982 to June 1987, Dr. Reid-Wallace served
                                                                    as Director of Precollegiate Education and Assistant
                                                                    Director in the Division of Educational Programs at
                                                                    the National Endowment for the Humanities.

Robert A. Rubinoff...................................          59   Mr. Rubinoff became a director of the Company in
                                                                    February 1994. Mr. Rubinoff is also a director of
                                                                    SoftKey Software. Prior to February 1994, he had been
                                                                    a director of Former SoftKey and its predecessors
                                                                    from 1987. Since 1986, he has been the President of
                                                                    Inglewood Holdings Inc., a private Canadian
                                                                    investment firm. Mr. Rubinoff is a director of Place
                                                                    Resources Ltd., a Canadian oil and gas company, and
                                                                    is also a director of several private corporations.
                                                                    He is a member of the Audit and Compensation
                                                                    (Chairman) Committees and the Special Subcommittee of
                                                                    the Compensation Committee.

Scott M. Sperling....................................          40   Mr. Sperling became a director of the Company in
                                                                    February 1994. He had been a director of Spinnaker
                                                                    Software Corporation from 1987 to February 1994. Mr.
                                                                    Sperling has been Managing Director of the Thomas H.
                                                                    Lee Company, a

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    private investment company, since September 1994.
                                                                    Prior thereto, he was Managing Partner of Aeneas
                                                                    Group, Inc., an investment company and a wholly owned
                                                                    subsidiary of Harvard Management Company, Inc., where
                                                                    he was an officer from 1984 to September 1994. Mr.
                                                                    Sperling is also a director of Beacon Properties
                                                                    Corporation, a real estate company, General Chemical
                                                                    Group Inc., a chemical manufacturing company, Object
                                                                    Design Inc., a data management systems company,
                                                                    Livent, Inc., a theater production company, and
                                                                    Safelite Glass Corporation, an auto glass replacement
                                                                    corporation, and is a director of several private
                                                                    corporations. He is a member of the Compensation and
                                                                    Executive Committees.

Paul J. Zepf.........................................          33   Mr. Zepf became a director of the Company in December
                                                                    1997. He is a Managing Director of Centre Partners
                                                                    Management LLC and a Managing Director of Corporate
                                                                    Advisors, L.P. Mr. Zepf served as a Principal of
                                                                    Centre Partners Management LLC and a Principal of
                                                                    Corporate Advisors, L.P. from 1995 to 1998, as a Vice
                                                                    President of Corporate Advisors, L.P. from 1993 to
                                                                    1995 and as an Associate of such partnership from
                                                                    1989 to 1993. He is also a director of LaSalle
                                                                    Holdings Limited, a property catastrophe reinsurance
                                                                    company, and Firearms Training Systems, Inc., a
                                                                    training and simulation company. He is a member of
                                                                    the Audit Committee.

    The Securities Purchase Agreements dated August 26, 1997 among the Company and the purchasers of 750,000 shares of Series A Preferred Stock required, as a condition to the sale of such shares, that (i) the representative of Thomas H. Lee Company then serving on the Board of Directors (Scott M. Sperling), or any successor nominee of Thomas H. Lee Company, be renominated and reelected and
(ii) a representative of each of the three investor groups acquiring shares of Series A Preferred Stock be appointed to the Board of Directors of the Company. In addition, the Company agreed to use its best efforts to cause the election of two nominees from such representatives to each of the Executive, Compensation and Audit Committees of the Board of Directors. Accordingly, Messrs. Anthony J. DiNovi, Mark E. Nunnelly and Paul J. Zepf were appointed to the Board of Directors in December 1997, Mr. Sperling was reelected as a director in December 1997 and at least one of the representatives is a member of each committee of the Board of Directors.

    Mr. Dowdle was appointed to the Board of Directors of the Company in accordance with the Standstill Agreement dated November 30, 1995 between the Company and Tribune Company, which requires that a representative of Tribune Company serve on the Board of Directors of the Company. The Standstill Agreement also provides that if the Company's Board of Directors at any time consists of 11 or more members, the Company shall appoint a second representative of Tribune Company to the Board. Tribune Company waived its right to have a second representative appointed to the Board in connection with the appointment of Messrs. DiNovi, Nunnelly and Zepf pursuant to the Securities Purchase Agreements described in the immediately preceding paragraph.

ADDITIONAL CURRENT DIRECTOR

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------

Charles L. Palmer....................................          56   Mr. Palmer became a director of the Company in July
                                                                    1996. Prior thereto he had served as Chairman of the
                                                                    Board and a director of Minnesota Educational
                                                                    Computing Corporation ("MECC"), an educational
                                                                    software company, from January 1991 until its
                                                                    acquisition by the Company in May 1996. Mr. Palmer
                                                                    has been President and Principal of North American
                                                                    Business Development Company, III, L.L.C., which is
                                                                    the general partner of North American Fund III L.P.,
                                                                    a business development company, since 1996. Mr.
                                                                    Palmer has been President and Principal of North
                                                                    American Business Development Company, L.L.C., or its
                                                                    predecessor, which is the general partner of North
                                                                    American Fund II, L.P., a business development
                                                                    company, since 1989, and has been Managing General
                                                                    Partner of North American Company Ltd. since 1972.
                                                                    North American Company Ltd., a private investment
                                                                    company, is an affiliate of North American Fund II,
                                                                    L.P., North American Business Development Company,
                                                                    L.L.C., North American Fund III and North American
                                                                    Business Development Company III, L.L.C. Prior to
                                                                    joining North American Company Ltd., Mr. Palmer was a
                                                                    founder, Vice President and subsequently a director
                                                                    of Heizer Corporation, a business development
                                                                    company. Mr. Palmer serves on the boards of directors
                                                                    of Allied Capital Commercial Corporation and SunBank
                                                                    of South Florida, N.A.

OTHER EXECUTIVE OFFICERS

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------

Gregory L. Bestick...................................          46   Mr. Bestick became the Executive Vice President,
                                                                    Product Development of the Company in February 1998
                                                                    in connection with the Company's acquisition of
                                                                    Creative Wonders, Inc., an educational software
                                                                    company. From

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    December 1994 until the Company's acquisition of
                                                                    Creative Wonders, he served as President of Creative
                                                                    Wonders. Prior to founding Creative Wonders, Mr.
                                                                    Bestick was a Vice President and General Manager of
                                                                    the EA Kids division of Electronic Arts, Inc. From
                                                                    1991 to 1993 Mr. Bestick was Chief Executive Officer
                                                                    of MediaShare Corp., and from 1986 to 1991 he served
                                                                    as a Group Vice President for Jostens Learning Corp.
                                                                    and its predecessor corporation, Education Systems
                                                                    Corp.

Anthony J. Bordon....................................          39   Mr. Bordon joined Former SoftKey in December 1991 as
                                                                    Vice President, Retail Sales and in June 1994 he
                                                                    became Senior Vice President, Retail Sales of the
                                                                    Company. In January 1996, he became Senior Vice
                                                                    President, North American Sales. Mr. Bordon became
                                                                    President, International in January 1997.

R. Scott Murray......................................          34   Mr. Murray became Executive Vice President and Chief
                                                                    Financial Officer in May 1994 after having joined the
                                                                    Company in February 1994 as Vice President, Corporate
                                                                    Acquisitions. Prior thereto, Mr. Murray was a manager
                                                                    with Arthur Andersen & Co., a public accounting firm,
                                                                    from September 1985 until February 1994.

David E. Patrick.....................................          41   Mr. Patrick joined the Company in October 1990 as
                                                                    Vice President of Marketing, Development and
                                                                    Strategic Planning. In May 1992, he became Executive
                                                                    Vice President and in August 1993 he became Chief
                                                                    Operating Officer of the Company. In February 1994,
                                                                    he became Executive Vice President, Worldwide Sales
                                                                    and Marketing of the Company. In August 1994, his
                                                                    office was renamed Executive Vice President,
                                                                    Worldwide Sales. From February 1996 to January 1997
                                                                    Mr. Patrick served as President, International. Mr.
                                                                    Patrick became Executive Vice President, Worldwide
                                                                    Sales in January 1997.

Kathryn M. Quinby-Johnson............................          39   Ms. Quinby-Johnson became an officer of the Company
                                                                    in connection with the acquisition of Minneapolis
                                                                    Educational Computing Corporation ("MECC") in May
                                                                    1996. Prior to joining MECC in December 1993, Ms.
                                                                    Quinby-Johnson served as Vice President, Account
                                                                    Supervisor of Rapp Collins Communications, an
                                                                    integrated marketing agency, where she had been
                                                                    employed since December 1989. From

NAME                                                       AGE           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    December 1993 until December 1994, Ms. Quinby-Johnson
                                                                    served as Director of Product Marketing of MECC. From
                                                                    December 1994 until May 1996, Ms. Quinby-Johnson
                                                                    served as Vice President of Marketing of MECC. Ms.
                                                                    Quinby-Johnson served as Senior Vice President,
                                                                    Channel Marketing of the Company from May 1996 until
                                                                    May 1997. Ms. Quinby-Johnson became Executive Vice
                                                                    President, Marketing of the Company in May 1997.

Neal S. Winneg.......................................          37   Mr. Winneg joined the Company in April 1994 as Vice
                                                                    President, General Counsel and Secretary, and became
                                                                    Senior Vice President in February 1998. From 1986 to
                                                                    1989 and again from 1990 to 1993, Mr. Winneg was
                                                                    associated with the law firm of Skadden, Arps, Slate,
                                                                    Meagher & Flom. From 1989 to 1990, Mr. Winneg was
                                                                    Vice President and a director of Dimensional Foods
                                                                    Corporation, a food technology company.

DIRECTORS' COMPENSATION

    Directors receive no fees for their service as directors of the Company.

    Under the Company's 1996 Non-Employee Director Stock Option Plan, each Eligible Person who becomes a director after May 16, 1996 receives, at the time he or she first becomes a director, an option to purchase 50,000 shares of Common Stock, and at the time he or she is elected or appointed to a committee of the Board of Directors, an option to purchase an additional 25,000 shares of Common Stock. An "Eligible Person" is a director who is not an employee of the Company or any of the Company's affiliates and is not designated for nomination, election or appointment to the Board of Directors by, or by any agreement or arrangement with, any person or entity (other than the Company). These options vest quarterly over a two-year period, and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors held 13 meetings during the fiscal year ended January 3, 1998. Each director attended 75% or more of all meetings of the Board and the committees on which he or she served, except for Mr. Alexander, Mr. Bell, Mr. Dowdle, Ms. Reid-Wallace and Mr. Sperling. The Board of Directors requested that Mr. Sperling not attend, and Mr. Sperling did not attend, five meetings of the Board of Directors at which the proposed sale of shares of Series A Preferred Stock to certain investors, including affiliates of Thomas H. Lee Company, was discussed. Mr. Sperling is a Managing Director of Thomas H. Lee Company (see "Certain Relationships and Related Transactions").

    The standing committees of the Board of Directors are the Executive Committee, the Compensation Committee and the Audit Committee.

    EXECUTIVE COMMITTEE. The Executive Committee meets in place of the full Board of Directors when scheduling makes it difficult to convene all of the directors or when issues arise requiring immediate attention. The Committee's current members are Messrs. Alexander, Dowdle, Nunnelly, Perik (Chairman) and Sperling. The Committee acted by written consent one time and did not meet during the fiscal year ended January 3, 1998.

    COMPENSATION COMMITTEE. The Compensation Committee determines the compensation of the President and the Chief Executive Officer of the Company and approves the compensation of directors and certain executive officers of the Company. The Committee also administers the Company's Long Term Equity Incentive Plan, 1996 Stock Option Plan and 1997 Employee Stock Purchase Plan. The Committee's current members are Messrs. Alexander, Bell, DiNovi, Rubinoff (Chairman) and Sperling. The Compensation Committee held three meetings and acted by written consent eight times during the fiscal year ended January 3, 1998.

    In January 1998, the Compensation Committee created a Special Subcommittee of the Compensation Committee to ensure that matters with respect to executive compensation would, to the extent required, be considered by "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "disinterested persons" for purposes of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Special Subcommittee has all of the powers and authority of the Compensation Committee (including the power and authority of the Compensation Committee to authorize the issuance of stock) except for those powers reserved for the Board of Directors under Section 141 of the Delaware General Corporation Law. The Special Subcommittee's current members are Messrs. Alexander, Bell and Rubinoff (Chairman). Because the Special Subcommittee was created in January 1998, it did not meet during the fiscal year ended January 3, 1998.

    AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent public accountants, and reviews and approves the results, findings and recommendations of audits performed by the independent public accountants. The Committee also reviews the Company's system of internal accounting controls, the significant accounting policies of the Company as they apply to the consolidated financial statements, the audit fees to be paid to the independent public accountants and the nature of non-audit services performed by the independent public accountants. The Committee's current members are Messrs. Alexander, Bell, Rubinoff, Nunnelly (Chairman) and Zepf. The Audit Committee met twice during the fiscal year ended January 3, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs. Alexander, Bell, DiNovi, Rubinoff and Sperling (Chairman), none of whom is an employee of the Company. Messrs. Alexander, Bell and Rubinoff have no direct or indirect material interest in or relationship to the Company, other than their receipt of stock options described above in Compensation of Directors or, in the case of Mr. Rubinoff, options granted prior to 1994 under a stock option plan of a predecessor corporation to SoftKey Software, which was also called SoftKey Software Products Inc. ("Former SoftKey"). Messrs. DiNovi and Sperling are Managing Directors of Thomas H. Lee Company, which, together with its affiliates, purchased 457,317 shares of Series A Preferred Stock in December 1997 in exchange for the surrender of the Company's 5 1/2% Convertible/Exchangeable Notes due 2000 in an aggregate principal amount of $91,463,400 (see "Certain Relationships and Related Transactions"). Mr. Sperling has also received stock options described above in Compensation of Directors. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity, any of whose officers served either on the Company's Board of Directors or the Compensation Committee.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation of the Named Executive Officers for each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                          -----------------------------
                                                                  ANNUAL COMPENSATION     SECURITIES
                                                                ------------------------  UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR     SALARY ($)    BONUS ($)   OPTIONS (#)  COMPENSATION ($)
---------------------------------------------------  ---------  -----------  -----------  -----------  ----------------
Michael J. Perik...................................       1997     400,000     300,000       517,500          --
  Chairman of the Board                                   1996     400,000     312,125     1,000,000          --
  and Chief Executive Officer                             1995     300,000       --          475,000          33,847(1)

R. Scott Murray....................................       1997     250,000      179,374      230,000(2)        --
  Executive Vice President                                1996     250,000      125,000      100,000          --
  and Chief Financial Officer                             1995     230,000       30,000      100,000          37,260(3)

Kevin O'Leary......................................       1997     400,000     300,000       475,499          --
  President                                               1996     400,000     312,125     1,000,000          --
                                                          1995     300,000       --          475,000           4,574(4)

David E. Patrick...................................       1997     240,000     220,000       230,000(2)        --
  Executive Vice President,                               1996     240,000       --          150,000          21,615(5)
  Worldwide Sales                                         1995     181,008       --           80,000         109,237(5)

Kathryn M. Quinby-Johnson..........................       1997     179,049       52,813      150,714(6)        --
  Executive Vice President, Marketing                     1996      67,642       --           75,714          --

------------------------

(1) Represents amounts paid to reimburse Mr. Perik for income taxes incurred from payments he received from the Company for rent and moving expenses.

(2) Consists of options that were repriced during the fiscal year ended January 3, 1998, replacing options granted at an earlier date. See "Repricing of Options."

(3) Represents amounts paid to reimburse Mr. Murray for income taxes incurred from payments he received from the Company for rent and moving expenses.

(4) Represents amounts paid to reimburse Mr. O'Leary for income taxes incurred from payments he received from the Company for rent and moving expenses.

(5) Represents commissions.

(6) Includes options to purchase 75,714 shares that were repriced during the fiscal year ended January 3, 1998, replacing options granted at an earlier date. See "Repricing of Options."

EMPLOYMENT ARRANGEMENTS

    On April 9, 1997, Messrs. Perik and O'Leary each entered into a three-year employment agreement with the Company providing for their continued employment by the Company in their present capacities. Each of the agreements provides for, among other things, an annual base salary of not less than $400,000 and eligibility for a target cash bonus of up to $300,000 per year payable on a quarterly basis based upon performance objectives approved by the Compensation Committee. Each of the agreements also provides that if the executive's employment with the Company is terminated by the Company other than for just cause or by the executive for good reason, the Company will make severance payments to the executive over a three-year period (the "Continuation Period") in an aggregate amount equal to three times the then-current annual base salary plus three times the amount of all bonuses paid or accrued under the agreement with respect to the twelve month period immediately preceding such termination. Each of the agreements also provides that the Company will provide the executive, during the Continuation Period, with life, disability, accident and health insurance benefits and a monthly automobile allowance identical or substantially similar to that which the executive received immediately prior to such termination. In addition, each of the agreements provides that, during the Continuation Period, all of the executive's then outstanding options for the purchase of capital stock of the Company will continue to vest and remain exercisable in accordance with the terms of the applicable stock option agreement as if the employment of the executive were not terminated until the last day of the Continuation Period. Also, under each of the agreements, the Company agreed that if any of the severance payments provided for by the agreements become subject to tax (the "Excise Tax") under Section 4999 of the Code, the Company will pay the executive an additional payment (a "Gross-up Payment") such that the net amount retained by the executive, after deduction of any Excise Tax and any other tax on such payments and the Gross-up Payment, will be equal to the original severance payments. The Gross-up Payments will only apply to severance payments if the event that causes the severance payments to be subject to the Excise Tax occurs during the three-year term of the agreement. The Company has also agreed to enter into a security arrangement reasonably acceptable to each of Messrs. Perik and O'Leary to secure the severance payments under each of the agreements.

    On May 22, 1997, Mr. Murray entered into a three-year employment agreement with the Company providing for his continued employment by the Company in his present capacity. The agreement provides for, among other things, an annual base salary of not less than $250,000 and eligibility for a target cash bonus of up to $150,000 per year payable on a quarterly basis based upon performance objectives approved by the Compensation Committee. The agreement also provides that if Mr. Murray's employment with the Company is terminated by the Company other than for just cause or by the executive for good reason, the Company will make severance payments to Mr. Murray over a three-year period in an aggregate amount equal to three times the then-current annual base salary plus three times the amount of all bonuses paid or accrued under this agreement with respect to the twelve month period immediately preceding such termination. The agreement contains benefit continuation and tax provisions similar to those set forth in the employment agreements of Messrs. Perik and O'Leary.

    On March [ ], 1998, Ms. Quinby-Johnson entered into a two-year employment agreement with the Company as Executive Vice President, Marketing. The agreement provides for, among other things, an annual base salary of not less than $200,000 and eligibility to participate in the Company's Management Committee bonus program, or any similar program that may replace such program, approved by the Company's Compensation Committee for each employment year. The agreement also provides that if Ms. Quinby-Johnson's employment with the Company is terminated by the Company other than for just cause or by Ms. Quinby-Johnson for good reason, the Company will make severance payments to Ms. Quinby-Johnson over a one-year period in an aggregate amount equal to the then-current annual base salary plus the amount of all bonuses paid or accrued under the agreement with respect to the twelve month period immediately preceding such termination.

    In October 1993, Mr. Patrick entered into a three-year employment agreement with the Company as an Executive Vice President, which provides for, among other things, an annual base salary of not less than $175,000, the grant to Mr. Patrick of an option to purchase 50,000 shares of Common Stock at $9.375 per share (the fair market value of the Common Stock on October 13, 1993, the day of the grant, as adjusted for a subsequent 1-for-10 reverse stock split), a bonus of $75,000 paid when the agreement became effective and eligibility for a target bonus of $85,000 per year payable on a quarterly basis on such terms as the Board of Directors determines. The agreement also provides that if the Company terminates Mr. Patrick's employment with the Company other than for just cause, Mr. Patrick will be entitled severance payments (in addition to accrued and unpaid salary) in an aggregate amount equal to his annual base salary then in effect. The agreement is automatically extended from year to year unless one party gives a specified notice to the other party of his or its intention not to extend the agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Helen Wright, former Director of Investment Relations for the Company and Mr. Perik's sister, is indebted to the Company under a loan agreement entered into on June 30, 1991 between Former SoftKey and Ms. Wright pursuant to which Former SoftKey loaned Ms. Wright 267,000 Canadian dollars ("CDN $") to assist Ms. Wright in paying the exercise price of certain employee stock options. As of March 2, 1998, the aggregate principal amount of the loan outstanding was CDN $203,000. In addition, as of March 2, 1998, Ms. Wright was also indebted to the Company in the principal amount of CDN $77,500 pursuant to a loan by Former SoftKey to Ms. Wright for the purchase of common shares of Former SoftKey. Both loans are interest-free and payable on demand.

    On December 5, 1997, the Company issued an aggregate of 750,000 shares of Series A Preferred Stock to affiliates of Thomas H. Lee Company, Bain Capital, Inc. and Centre Partners Management LLC (collectively, the "Investor Group") in exchange for the surrender of the Company's 5 1/2% Convertible/ Exchangeable Notes due 2000 (the Private Notes") pursuant to Securities Purchase Agreements dated as of August 26, 1997. The Investor Group had purchased the Private Notes in a private transaction from Tribune Company, a stockholder of the Company. In connection with this transaction, the Company paid transaction fees in the amount of (i) $1,125,000 to an affiliate of Thomas H. Lee Company, (ii) $420,000 to an affiliate of Bain Capital, Inc. and (iii) $300,000 to an affiliate of Centre Partners Management LLC. Messrs. Sperling and DiNovi, directors of the Company, are Managing Directors of Thomas H. Lee Company. Mr. Nunnelly, a director of the Company, is a Managing Director of Bain Capital, Inc. Mr. Zepf, a director of the Company, is a Managing Director of Centre Partners Management LLC. Mr. Dowdle, a director of the Company, is Executive Vice President and a director of Tribune Company.

    Mr. Perik, the Chief Executive Officer of the Company, is indebted to the Company under a promissory note dated October 15, 1997 between the Company and Mr. Perik, pursuant to which the Company loaned Mr. Perik $500,000, at an interest rate of 5.76% per annum, to assist Mr. Perik in paying the exercise price of certain employee stock options. The promissory note is due and payable on the earlier of December 31, 1998 or the date on which Mr. Perik's employment with the Company is terminated for any reason. As of March 2, 1998, the aggregate principal amount of the loan outstanding was $500,000.

STOCK OPTION GRANTS

    The following table summarizes certain information concerning stock options granted during fiscal year 1997 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                             INDIVIDUAL GRANTS                                                     VALUE
                             -----------------         PERCENT OF                            AT ASSUMED ANNUAL
                                 NUMBER OF               TOTAL                                    RATES OF
                                SECURITIES              OPTIONS                                 STOCK PRICE
                                UNDERLYING             GRANTED TO   EXERCISE                    APPRECIATION
                                  OPTIONS              EMPLOYEES    OR BASE                   FOR OPTION TERM
                               GRANTED (# OF           IN FISCAL     PRICE     EXPIRATION   --------------------
                                SHARES) (1)             YEAR (%)     ($/SH)       DATE        5%($)     10%($)
                             -----------------         ----------   --------   ----------   ---------  ---------
Michael Perik............            67,500(2)            0.95       14.50      1/14/07       615,530  1,559,875
                                    450,000               6.31        9.25       3/5/07     2,617,772  6,633,952

R. Scott Murray..........            11,785(2)(3)         0.17       10.40      8/15/04        49,896    116,279
                                    100,000(3)(4)         1.40       10.40       6/2/05       496,553  1,189,332
                                    100,000(3)(5)         1.40       10.40       2/5/06       573,381  1,412,266
                                     18,215(2)(3)         0.26       10.40      8/15/04        77,119    179,721

Kevin O'Leary............            25,499(2)            0.36       14.50      1/14/07       232,524    589,263
                                    450,000               6.31        9.25       3/5/07     2,617,772  6,633,952

David E. Patrick.........            80,000(3)(4)         1.12       10.40       6/2/05       397,243    951,466
                                     45,000(3)(6)         0.63       10.40       2/5/06       258,021    635,519
                                    105,000(3)(7)         1.47       10.40       2/5/06       602,050  1,482,879
Kathryn M. Quinby-
  Johnson................            50,000               0.70        9.25       3/5/07       290,864    737,106
                                     25,714(3)(8)         0.36       10.40      4/25/05       127,684    305,825
                                     50,000(3)(9)         0.70       10.40      9/17/06       286,691    706,133
                                     25,000               0.35        8.00      6/18/07       125,779    318,748

------------------------

(1) All options granted under the Company's Long Term Equity Incentive Plan and 1996 Stock Option Plan are granted at a price equal to the fair market value of the Common Stock on the date of grant. Unless otherwise noted, options become exercisable in quarterly increments over a three-year period, beginning three months after the date on which the options are granted.

(2) Exercisable in full on the date of grant.

(3) Consists of options that were repriced during the fiscal year ended January 3, 1998, replacing options granted at an earlier date. See "Repricing of Options."

(4) Exercisable in quarterly increments over a three-year period, beginning on September 2, 1995.

(5) In March 1997, options to purchase an aggregate of 100,000 shares, which had originally been granted in February 1996, were canceled and replaced as part of the option repricing. See "Repricing of Options." The repriced options were exercisable in full on February 5, 2002, subject to acceleration upon the attainment of certain performance goals. In July 1997, the repriced options were canceled and replaced with an option to purchase 100,000 shares that is exercisable in quarterly increments over a three-year period, beginning on April 29, 1996.

(6) Exercisable in quarterly increments over a three-year period, beginning on April 29, 1996.

(7) In March 1997, an option to purchase an aggregate of 105,000 shares, which had originally been granted in February 1996, was canceled and replaced as part of the option repricing. See "Repricing of

    Options." The repriced option was exercisable (i) as to 5,000 of the shares subject thereto in quarterly increments over a three-year period, beginning on April 29, 1996, and (ii) as to 100,000 of the shares subject thereto in full on February 5, 2002, subject to acceleration upon the attainment of certain performance goals. In July 1997, the repriced option was canceled and replaced with an option to purchase 105,000 shares that is exercisable in quarterly increments over a three-year period, beginning on April 29, 1996.

(8) Exercisable in annual increments over a three-year period, beginning on April 25, 1996.

(9) Exercisable in quarterly increments over a three-year period, beginning on December 17, 1996.

OPTION EXERCISES AND YEAR-END OPTION TABLE

    The following table provides information regarding the exercise of stock options during fiscal year 1997 and stock options held as of the end of fiscal year 1997 by the Named Executive Officers.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                             SHARES                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                            ACQUIRED      VALUE       FISCAL YEAR END (#)          FISCAL YEAR END ($)
                                           ON EXERCISE  REALIZED   --------------------------  ---------------------------
NAME                                           (#)       ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
-----------------------------------------  -----------  ---------  --------------------------  ---------------------------

Michael J. Perik.........................      57,960     166,055     955,000      1,337,500    2,368,125      2,151,563

R. Scott Murray..........................      15,000     120,563     156,662         58,338      818,559        304,816

Kevin O'Leary............................      --          --         612,999      1,337,500      745,873      2,151,563

David E. Patrick.........................      19,000     176,375     172,669         75,831    1,786,795        788,642

Kathryn M. Quinby-Johnson................      --          --          77,840         96,073      474,196        595,106

------------------------

(1) Represents the difference between the exercise price and the fair market value of Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on January 2, 1998 ($15.625 per share) less the option exercise price.

REPRICING OF OPTIONS

    The following table sets forth certain information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company during the last 10 completed fiscal years.

                           TEN-YEAR OPTION/REPRICINGS

                                                                                                                LENGTH OF
                                                       NUMBER OF                                             ORIGINAL OPTION
                                                      SECURITIES   MARKET PRICE    EXERCISE                       TERM
                                                      UNDERLYING   OF STOCK AT       PRICE                    REMAINING AT
                                                        OPTIONS      TIME OF      AT TIME OF                     DATE OF
                                                      REPRICED OR  REPRICING OR  REPRICING OR      NEW        REPRICING OR
                                                        AMENDED     AMENDMENT      AMENDMENT    EXERCISE        AMENDMENT
NAME                                         DATE         (#)          ($)            ($)       PRICE($)       (IN MONTHS)
-----------------------------------------  ---------  -----------  ------------  -------------  ---------  -------------------

Anthony J. Bordon........................     2/5/96      50,000      16.0625        22.7500      16.0625             111
  President, International                   3/13/97      65,000       8.75          16.0625      10.4000             106
                                             3/13/97      50,000       8.75          16.0625      10.4000              98

R. Scott Murray..........................    3/13/97      11,785       8.75          12.3750      10.4000              89
  Executive Vice President and Chief         3/13/97     100,000       8.75          22.7500      10.4000              98
  Financial Officer                          3/13/97     100,000       8.75          16.0625      10.4000             106
                                             3/13/97      18,215       8.75          12.3750      10.4000              89

David E. Patrick.........................    3/13/97      80,000       8.75          22.7500      10.4000              98
  Executive Vice President, Worldwide        3/13/97      45,000       8.75          16.0625      10.4000             106
  Sales                                      3/13/97     105,000       8.75          16.0625      10.4000             106

Kathryn M.                                   3/13/97      25,714       8.75          13.5700      10.4000              98
Quinby-Johnson...........................    3/13/97      50,000       8.75          16.7500      10.4000             114
  Executive Vice President, Marketing

David P. Rubin...........................    3/13/97      50,000       8.75          16.0625      10.4000             106
  Senior Vice President, Research and
  Development

Neal S. Winneg...........................    3/13/97      18,750       8.75          12.3750      10.4000              89
  Senior Vice President and General          3/13/97      35,000       8.75          22.7500      10.4000              98
  Counsel                                    3/13/97      45,000       8.75          16.0625      10.4000             106

Diana James-Cairns.......................    3/13/97     100,000       8.75          16.0625      10.4000             106
  Former Vice President, Marketing

Martin Rice..............................    3/13/97      50,000       8.75          16.0625      10.4000             106
  Former Executive Vice President,           3/13/97      25,000       8.75          24.0000      10.4000             110
  Research and Development                   3/13/97      25,000       8.75          18.3750      10.4000             111

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

    In March 1997, the Compensation Committee approved the repricing of certain options granted to employees pursuant to the Company's stock option plans. Because of the decline in the market price of the Common Stock, certain outstanding options in March 1997 were exercisable at prices that exceeded the market price of Common Stock thereby substantially impairing the effectiveness of such options as performance incentives. In view of this decline and in keeping with the Company's philosophy of utilizing equity incentives to motivate and retain qualified employees, the Compensation Committee felt that it was important to restore for the Company's employees the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. No options issued to directors of the Company were repriced.

    Pursuant to the terms of the repricing, employee options having an exercise price per share greater than $10.40 were canceled, and the Company issued new options (the "New Options") having an exercise price of $10.40 per share, which was the average closing price of the Company's Common Stock on the

New York Stock Exchange for the eight trading days immediately preceding March 13, 1997, the date on which the Board approved the option repricing, plus 15%. The exercise price of the New Options is approximately eighteen percent above the $8.75 closing price of the Common Stock on the New York Stock Exchange on the date of the repricing. The New Options modify the exercise price of the existing options (the "Existing Options") and are governed by the Company's 1996 Stock Option Plan or Long Term Equity Incentive Plan. The option agreements for the New Options contain substantially the same terms as the option agreements for the Existing Options, including the expiration date, the number of shares issuable pursuant to the option and the vesting schedule. Each employee who elected to have his or her options repriced agreed not to exercise his or her New Options for a nine-month period, unless such employee's employment with the Company was terminated during such period by the Company without cause.

                                          COMPENSATION COMMITTEE
                                          Lamar Alexander
                                          Michael A. Bell
                                          Robert Rubinoff
                                          Scott M. Sperling

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is furnishing the following report on the compensation policies applicable to the Company's executive officers with respect to compensation reported for the fiscal year ended January 3, 1998.

EXECUTIVE OFFICER COMPENSATION

    The objective of the Company's executive compensation program is to attract and retain key executives critical to the success of the Company. To closely align the interests of such executives with those of the Company's stockholders, the Company relies on the use of stock-based compensation plans to comprise a high proportion of executive officers' total compensation. In addition, the Company uses a performance-based bonus plan to ensure that an individual's compensation is directly related to the Company's financial and other goals.

    BASE SALARY. Salaries paid to executive officers, other than the President and Chief Executive Officer, are reviewed by the Chief Executive Officer and the Vice President, Human Resources based upon their assessments of the nature of the position, and the contribution, experience and tenure of the executive officer. At the request of the Chief Executive Officer, the Compensation Committee reviews any recommendations resulting from such review. The Compensation Committee is responsible for determining the salaries of the President and Chief Executive Officer. Messrs. Perik and O'Leary, the Chief Executive Officer and President of the Company, respectively, are compensated pursuant to employment agreements. The terms of such agreements were approved by the Compensation Committee. The base salaries and annual bonus targets under those agreements are subject to review by the Compensation Committee annually and were not increased in 1997 from 1996 levels.

    PERFORMANCE BONUS. The Chief Executive Officer, President and Chief Financial Officer, as well as those executive officers who are not compensated through sales commissions, are eligible to earn bonuses based on overall Company performance targets set at the beginning of the fiscal year by the Compensation Committee. In March 1997 the Compensation Committee established these targets based on the attainment of specified levels of after-tax cash flow per share. The amounts paid to the Named Executive Officers in 1997 are set forth in the Summary Compensation Table above.

    STOCK OPTIONS. The Company believes that the most effective way to align the interests of executives with those of the Company's stockholders is to ensure that executive officers hold equity stakes in the Company. Accordingly, the Compensation Committee and management have determined that continued use of stock options is an important mechanism for long-term incentive compensation of executive officers. The Compensation Committee administers the Long Term Equity Incentive Plan, under which options are granted to executive officers as well as other employees of the Company. Generally, option grants are approved by the Compensation Committee upon the recommendation of the Chief Executive Officer and Vice President, Human Resources, who determine the amount of such grants based upon factors similar to those used to determine salary and any bonus. Options are granted at fair market value on the date of grant, have ten year terms and generally have vesting periods of three years. In March 1997, the Compensation Committee granted to each of Mr. Perik and Mr. O'Leary options under the Company's stock option plans to purchase 450,000 shares of Common Stock at a price of $9.25 per share. In addition, in January 1997, the Compensation Committee granted options under its stock option plans to Mr. Perik to purchase 67,500 shares and to Mr. O'Leary to purchase 25,699 shares, vesting in full on the date of grant, at price of $14.50 per share. These options were granted to replace options that were expiring. All options were granted at fair market value on the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee did not change Mr. Perik's salary or bonus target for the fiscal year ended January 3, 1998, as compared to fiscal 1996. In order to more effectively align Mr. Perik's interests with those of the Company's stockholders, the Compensation Committee granted him an option to purchase 450,000 shares of Common Stock at a price of $9.25 per share, the fair market value of the Common Stock on the date of grant. The option will vest quarterly over a three-year period.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The Committee believes that it is in the best interests of the Company's stockholders to comply with the new tax law while still maintaining the goals of the Company's executive compensation program, thereby maximizing the deductibility of the Company's executive compensation payments. The Company currently intends to structure grants under future stock option plans in a manner that complies with this section of the Code.

                                          COMPENSATION COMMITTEE
                                          Lamar Alexander
                                          Michael A. Bell
                                          Robert Rubinoff
                                          Scott M. Sperling

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of a registered class of equity securities of the Company to file initial reports of ownership and reports of changes in ownership of equity securities with the SEC and to furnish the Company with copies of all such forms filed. Based solely on its review of copies of such forms received by it or written representations from certain reporting persons, the Company believes that during the year ended January 3, 1998 all directors, executive officers and holders of more than 10% of the Company's equity securities complied with all applicable Section 16(a) filing requirements, except that, due to an administrative error, each of Messrs. Murray and Patrick filed one late Form 4 relating to the exercise of stock options and the sale of the underlying shares, and Mr. Perik failed to timely report the exercise of two stock options, which he reported on Form 5.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the five-year cumulative total returns for the Company's Common Stock, Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and an industry index (the "Industry Index"). The graph assumes a $100 investment on June 30, 1992 in the Company's Common Stock and in each of the two indices, and assumes the reinvestment of all dividends paid by companies represented in the two indices. The Industry Index includes all companies listed on the Nasdaq National Market with the standard industry code 7372 (Computer and Data Processing Services). The graph is in this Proxy Statement in accordance with the rules of the SEC and is not necessarily indicative of future performance.

                                                                            FISCAL YEAR ENDED
                                               ---------------------------------------------------------------------------
INDEX                                            6/30/92    6/30/93     1/7/94     1/6/95     1/5/96     1/3/97     1/2/98
---------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
The Learning Company, Inc....................     100.00
S&P 500 Index................................     100.00
Industry Index...............................     100.00

PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending January 2, 1999. The Board of Directors recommends that the stockholders vote FOR ratification of that appointment. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider this matter. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S LONG TERM EQUITY INCENTIVE
  PLAN

    The Company's Long Term Equity Incentive Plan (the "Equity Incentive Plan"), which was initially approved by the stockholders of the Company on October 10, 1990, had been amended through December 1997 to cover 9,000,000 shares of Common Stock.

    On January 30, 1998 the Company's Board approved an amendment to the Equity Incentive Plan, subject to stockholder approval, (i) to eliminate the restriction on the number of shares of Restricted Stock (as defined below) that the Company may grant to any named executive officer in any year and (ii) to expand the types of performance goals that may be used for performance-based awards made to named executive officers. "Restricted Stock" is defined in the Equity Incentive Plan to mean shares of Common Stock that the Compensation Committee may award to an employee subject to certain restrictions, including the forfeiture by the employee of all or a portion of the Restricted Stock upon termination of employment or in the event that performance goals are not achieved. The Plan currently provides that the Company may not grant to named executive officers Restricted Stock in any fiscal year with a fair market value as of the date of grant that exceeds the lesser of (i) 100% of such employee's annual base salary and (ii) $500,000. The Plan also currently provides that the vesting of Restricted Stock granted to named executive officers must include achievement of performance goals based on the Company's attainment of a level of net profit before income tax during a tax year. The amendment to the Plan would eliminate the restriction in the Plan on the value of the Restricted Stock that may be granted to named executive officers in any fiscal year and would provide the Compensation Committee more flexibility in establishing performance goals with respect to such executive officers. Under the proposed amendment, the Compensation Committee would have the ability under the Equity Incentive Plan to establish performance goals based on earnings, earnings growth, revenues, gross margin, expenses, market share, improvement of financial ratings or achievements of balance sheet or income statement objectives and may be absolute in their terms or measured against or in relationship to other companies comparably or similarly situated. The Board of Directors believes that the proposed amendment is necessary to establish meaningful performance-based equity incentives for named executives and other participants under the Equity Incentive Plan.

    In order to comply with Section 162(m) of the Code, the Equity Incentive Plan limits the number of shares of Common Stock that may be issued to any person in any calendar year to a number equal to 20% of the total number of shares of Common Stock authorized under the Plan. This limitation will not be modified by the proposed amendment.

    The Company entered into letter agreements, dated as of January 31, 1998, with each of Messrs. Perik and O'Leary pursuant to which the Company issued and sold 350,000 shares of Restricted Stock to each of Messrs. O'Leary and Perik at a price of $.01 per share. Under the terms of the letter agreements, the Restricted Stock will vest in quarterly installments over a ten-year period, provided that none of the Restricted Stock will vest unless (a) the Company's stockholders approve the proposed amendment to the Equity Incentive Plan, and
(b) the Company achieves certain revenue goals for a specified period. [The Company has achieved such performance goals.] If the Company's stockholders approve the proposed amendment to the Plan, each Restricted Stock award will vest quarterly over ten years for so long as the executive is employed by the Company, provided that the Restricted Stock will fully vest and will no longer by subject to any repurchase option of the Company in the event of a "Change in Control" of the Company (as defined in the Equity Incentive Plan). If the stockholders do not approve the proposed amendment to the Equity Incentive Plan,
(i) the Restricted Stock issued to each of Messrs. Perik and O'Leary will be repurchased by the Company, and (ii) in the event of a Change in Control of the Company, each of Messrs. Perik and O'Leary would be entitled to receive cash payments equal to 350,000 multiplied by the fair market value of the Company's Common Stock on the date of the Change in Control.

    The closing price of the Common Stock on the New York Stock Exchange on March 2, 1998 was $17.375 per share.

    In order to comply with Section 162(m) of the Code, the amendment to the Equity Incentive Plan and the continuance of the Plan must be approved by stockholders. A vote in favor of the proposed amendment will constitute approval of the continuance of the Equity Incentive Plan.

SUMMARY OF THE EQUITY INCENTIVE PLAN

    A summary of the terms and provisions of the Equity Incentive Plan and the proposed amendment thereto is set forth below and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, as proposed to be amended. Capitalized terms used and not otherwise defined in this summary have the meanings ascribed to them in the Equity Incentive Plan.

    GENERAL. The purpose of the Equity Incentive Plan is to provide selected eligible employees of and consultants to the Company, its subsidiaries and its affiliates an opportunity to participate in the Company's future by offering them long-term performance-based and other incentives and equity interests in the Company so as to retain, attract and motivate management personnel. As of March 2, 1998, approximately 1,500 persons were eligible to participate in the Equity Incentive Plan.

    The Equity Incentive Plan provides for grants to eligible employees and consultants of awards including (a) options to purchase shares of Common Stock ("Options") at the fair market value of such shares at the time such Options are granted, consisting of (i) Incentive Stock Options ("ISOs"), (ii) Non-Qualified Stock Options ("NQSOs") and (iii) any other type of Option (in each case with or without SARs); (b) SARs, which are rights to receive an amount equal to the increase, between the date of grant and the date of exercise, in the fair market value of the number of shares of Common Stock subject to the SAR; (c) Restricted Stock awards; (d) Stock Purchase Rights, similar in certain respects to Options; and (e) Performance Shares which are equivalent in value to shares of Common Stock and may be awarded based on the extent to which a participant achieves selected performance objectives over a specified period of time.

    The Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority, except to the extent that it violates
Section 162(m) of the Code, (x) to select the eligible participants to whom awards under the Equity Incentive Plan shall be granted, (y) to determine the nature and extent of such awards granted and (z) to determine the terms and conditions applicable to such awards. In administering the Equity Incentive Plan, the Compensation Committee may, except to the extent it violates Section 162(m) of the Code, (a) adopt, alter or repeal administrative rules, guidelines and practices governing the Equity Incentive Plan as it deems advisable, (b) interpret the terms and provisions of the Equity Incentive Plan and (c) adjust performance goals and measurements applicable to awards to account for (i) continued compliance with applicable laws, tax regulations and accounting rules,
(ii) unusual or extraordinary items, events or occurrences (including Changes in Control as defined in the Equity Incentive Plan) in order to avoid windfall or hardship, (iii) material changes in business conditions and (iv) such other changes as it deems appropriate in the exercise of its discretion.

    The Compensation Committee may also amend, alter or discontinue the Equity Incentive Plan as it deems advisable, provided that any such action which would impair the rights of a participant under an outstanding award requires such participant's consent. In addition, to the extent necessary to comply with certain federal securities and income tax laws including without limitation
Section 162(m) of the Code, stockholder approval is required for any amendment, alteration or discontinuance of the Equity Incentive Plan where such action would (i) increase the number of shares of Common Stock reserved for issuance pursuant to awards under the Equity Incentive Plan, (ii) change certain minimum price terms for Options or Stock Purchase Rights, (iii) change the class of employees and consultants eligible to participate in the Equity Incentive Plan,
(iv) extend the maximum term of an Option or a Stock Purchase Right exercise period or (v) materially increase the Equity Incentive Plan benefits accruing to Equity Incentive Plan participants.

    The Compensation Committee may also, at any time without stockholder approval, amend the Equity Incentive Plan and the terms of any outstanding award
(a) to maximize certain federal income tax benefits accorded to awards or (b) to comply with federal securities laws; provided that any such amendment with respect to outstanding awards requires the consent of the participants whose awards are affected thereby.

    Unless earlier terminated by the Board, the Equity Incentive Plan will terminate on July 1, 2000, but any award granted pursuant to the Equity Incentive Plan prior to July 1, 2000 may extend beyond such date, in accordance with its terms.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Equity Incentive Plan and with respect to the sale of Common Stock acquired under the Equity Incentive Plan.

    INCENTIVE STOCK OPTIONS

    In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, an optionee will generally recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock").

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that an optionee has owned the ISO Stock at the time it is sold. If the optionee sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the optionee will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the optionee sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then generally all or a portion of the gain recognized will be ordinary compensation income and the remaining gain will be a capital gain, long-term if the optionee has held the ISO Stock for more than one year prior to the date of the sale.

    If an optionee sells ISO Stock for less than the exercise price, then the optionee will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the optionee has held the ISO Stock for more than one year prior to the date of the sale.

    NON-STATUTORY OPTIONS

    As in the case of an incentive stock option, an optionee will not recognize taxable income upon the grant of a non-statutory option. Unlike the case of an incentive stock option, however, an optionee who exercises a non-statutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, an optionee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, an optionee generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the optionee's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    TAX CONSEQUENCES TO THE COMPANY

    The grant of a stock option under the Equity Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the Equity Incentive Plan nor the sale of any Common Stock acquired under the Equity Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an optionee under the Equity Incentive Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    The Board of Directors believes the amendment to the Equity Incentive Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL 4. AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

    By resolution adopted on February 26, 1998, the Company's Board of Directors proposed the adoption of an amendment to the Company's Restated Certificate of Incorporation (the "Charter") pursuant to which the number of authorized shares of Common Stock would be increased from 120,000,000 to 200,000,000, and the Board directed that the proposed amendment be submitted for approval by the stockholders at the Annual Meeting.

    If the Company's stockholders approval the amendment, the Charter will be amended to increase the authorized shares of Common Stock to 200,000,000.

    Of the 120,000,000 currently authorized shares of Common Stock, as of March 2, 1998, 49,062,341 were issued and outstanding. In addition, the Company had reserved 15,000,000 shares for issuance upon conversion of the Series A Preferred Stock, 5,550,749 shares of Common Stock for issuance upon exchange of the Exchangeable Shares and approximately 20,367,500 shares of Common Stock for issuance under the Company's stock option plans and stock purchase plans, upon conversion of the Company's 5 1/2% Convertible Notes Due 2000 and upon exercise of certain warrants issued by the Company. The Company has also reserved 8,687,500 shares of Common Stock upon issuance upon exchange of Exchangeable Shares for which SoftKey Software has issued 8,687,500 special warrants. On March 5, 1998, the Company entered into a Stock Purchase Agreement among the Company, Mindscape Holding Company, Pearson Overseas Holdings Ltd. and Pearson Netherlands, BV pursuant to which the Company agreed to purchase all of the stock of Mindscape, Inc. and certain of Mindscape's affiliates for a purchase price of $150,000,000, payable primarily in cash and the remainder through the issuance of shares of Common Stock.. Other than the reservations of Common Stock and transactions described above, the Company does not now have any present understanding or agreement to issue additional shares of Common Stock. Although currently authorized shares are sufficient to meet all known present requirements, the Board believes that it is desirable that the Company have the flexibility to issue additional shares of Common Stock without further stockholder action. In particular, the Company continuously evaluates products and technologies for acquisition, including acquisitions payable in whole or in part in Common Stock. In addition, the availability of additional shares of Common Stock will enhance the Company's flexibility in connection with possible future actions such as stock dividends, stock splits, financings, employee benefit programs, acquisitions of property, corporate mergers, the possible funding of new product programs or businesses or other corporate purposes. Authorized shares of Common Stock in excess of those shares outstanding also could be used to make more difficult a change in control of the Company. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

    If the proposed amendment to the Charter is adopted, all or any of the authorized shares of Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of the Company and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro rata basis to all current stockholders would reduce the current stockholders' proportionate interests in the Company and could therefore be dilutive to the financial and voting interests of current stockholders. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. The Company does not believe that the issuance of authorized, unissued Common Stock will have any other effect on the rights of holders of the Common Stock.

ADOPTION OF AMENDMENT TO THE CHARTER BY STOCKHOLDERS

    The affirmative vote of a majority of the votes represented by the shares of Common Stock, the Special Voting Share and the Series A Conversion Shares, voting together as one class, that are entitled to vote at the Annual Meeting is required for adoption of the proposed amendment to the Charter. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

BOARD RECOMMENDATION

    The Board of Directors believes the amendment to the Charter is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                           PROPOSAL 5. OTHER BUSINESS

    The Company does not know of any matters that may come before the Annual Meeting other than the matters described in the attached Notice. However, if any other matters properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote the proxies in accordance with their judgment. If any nominee has become unavailable at the date of the Annual Meeting, which there is no reason to expect, your proxy, in the enclosed or any other form that so provides, may be voted for a new nominee of the management, unless the Board reduces the number of directors.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    It is currently anticipated that the 1999 Annual Meeting of Stockholders of the Company will be held on or about May 21, 1999. Stockholder proposals intended to be presented at such Annual Meeting must be received by the Company not later than December 3, 1998 for inclusion in the proxy materials for such Annual Meeting.

                                          By Order of the Board of Directors
                                          NEAL S. WINNEG
                                          Secretary

                           THE LEARNING COMPANY, INC.
                        LONG TERM EQUITY INCENTIVE PLAN

                        RESTATED AS OF FEBRUARY 26, 1998

1. PURPOSE; DEFINITIONS.

    A. PURPOSE. The purpose of the Plan is to provide selected eligible employees of, and consultants to, The Learning Company, Inc., a Delaware corporation, its Subsidiaries (as defined herein) and Affiliates (as defined herein) an opportunity to participate in The Learning Company, Inc.'s future by offering them long-term, performance-based and other incentives and equity interests in The Learning Company, Inc. so as to retain, attract and motivate management personnel.

    B. DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

    1. "AFFILIATE" means a parent or subsidiary corporation, as defined in the applicable provisions (currently Section 425) of the Code.

    2. "ANNUAL BASE SALARY" with respect to a participant who is a Covered Employee as of the end of the year shall mean the annual rate of base salary of such participant as in effect as of the first day of any year, without regard to any optional or mandatory deferral of base salary pursuant to a salary deferral arrangement.

    3. "AWARD" means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Stock Purchase Right, or Performance Share Award.

    4. "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

    5. "BOARD" means the Board of Directors of the Company.

    6. "CHANGE IN CONTROL" has the meaning set forth in Section 10A.

    7. "CHANGE IN CONTROL PRICE" has the meaning set forth in Section 10C.

    8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor.

    9. "COMMISSION" means the Securities and Exchange Commission and any successor agency.

    10. "COMMITTEE" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with Section 2.

    11. "COMPANY" means The Learning Company, Inc., a Delaware corporation.

    12. "COVERED EMPLOYEE" has the meaning set forth in Section 162(m)(3) of the Code.

    13. [Intentionally Omitted]

    14. "DISABILITY" means permanent and total disability as determined by the Committee for purposes of the Plan.

    15. "DISINTERESTED PERSON" has the meaning set forth in Rule 16b-3(d)(3) under the Exchange Act and any successor definition adopted by the Commission.

    16. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor.

    17. "FAIR MARKET VALUE" means as of any given date:

        (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the closing sale price for the Stock or the closing bid, if no sales are reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the WALL STREET JOURNAL or similar publication.

        (b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

        (c) In the absence of an established market for the Stock, as determined in good faith by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

    18. "INCENTIVE STOCK OPTION" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

    18A. "NON-EMPLOYEE DIRECTOR" has the meaning set forth in Rule 16b-3 under the Exchange Act and any successor definition adopted by the Commission.

    19. "NON-QUALIFIED STOCK OPTION" means any Option that is not an Incentive Stock Option.

    20. "OUTSIDE DIRECTOR" has the meaning set forth in Section 162(m).

    21. "OPTION" means an Option granted under Section 5.

    22. "PERFORMANCE SHARE" means the equivalent, as of any time such assessment is made, of the Fair Market Value of one share of Stock.

    23. "PERFORMANCE SHARE AWARD" means an Award under Section 9.

    24. "PLAN" means this Learning Company, Inc. Long Term Equity Incentive Plan, as amended from time to time.

    25. "PRE-TAX PROFIT" shall mean the net profit before income taxes of the Company for each year determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants.

    26. "RESTRICTED STOCK" means an Award of Stock subject to restrictions, as more fully described in Section 7.

    27. "RULE 16B-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

    28. "SECTION 162(M)" means Section 162(m) of the Code, as amended from time to time, and any successor provision.

    29. "STOCK" means the Common Stock, $0.01 par value, of the Company, and any successor security.

    30. "STOCK APPRECIATION RIGHT" means an Award granted under Section 6.

    31. "STOCK PURCHASE RIGHT" means an Award granted under Section 8.

    32. "SUBSIDIARY" has the meaning set forth in Section 425 of the Code.

    33. "TERMINATION" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, with or without cause, an employee of, or a consultant to, the Company, or a Subsidiary or Affiliate of the Company, such that such participant is neither an employee of, or a consultant to, the Company, a Subsidiary, or any Affiliate.

2. ADMINISTRATION.

    A. COMMITTEE. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board comprised of not less than two members (i) each member of which shall be, to the extent required to comply with Rule 16b-3 and unless the Committee determines that Rule 16b-3 is not applicable to the Plan, a Non-Employee Director, and (ii) each member of which shall be, to the extent required to comply with Section 162(m) and unless the Committee determines that Rule 162(m) is not applicable to the Plan, an Outside Director. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3 (unless the Committee determines that Rule 16b-3 is not applicable to the Plan) and so long as not otherwise required for the Plan to comply with Section 162(m) (unless the Committee determines that Section 162(m) is not applicable to the Plan), may delegate to one or more officers or directors of the Company authority to grant Awards to persons who are not subject to Section 16 of the Exchange Act with respect to Stock and who are not Covered Employees. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

    B. AUTHORITY. The Committee shall grant Awards to eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

    1. Select the officers, other employees and consultants to whom Awards may be granted;

    2. Determine whether and to what extent Awards are to be granted under the Plan;

    3. Determine the number of shares to be covered by each Award granted under the Plan;

        (a) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee;

        (b) determine to what extent and under what circumstances any Award payments may be deferred by a Plan participant; and

        4. Make adjustments in the Performance Goals (as hereinafter defined) in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

    C. COMMITTEE DETERMINATIONS BINDING. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, interpret the terms and provisions of the Plan, any Award, any Award Agreement and otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

3. STOCK SUBJECT TO PLAN.

    A. NUMBER OF SHARES. The total number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan shall be 9,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 9,000,000 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards; provided that, to the extent required for the Plan to comply with Rule 16b-3, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock, the number of shares with respect to such Awards shall not be available for Awards hereunder unless dividends paid on such shares are also forfeited, canceled, exchanged or surrendered. If any shares of Stock subject to an Award are repurchased by the Company, the shares issuable under such Award shall again be available for issuance in connection with Awards other than Options and Stock Appreciation Rights. To the extent an Award is paid in cash, the number of shares of Stock representing, at Fair Market Value on the date of the payment, the value of the cash payment shall not be available for later grant under the Plan.

    B. INDIVIDUAL LIMITS. In any year during the term of this Plan (commencing January 1, 1995), no Plan participant can receive stock-based Awards including Options, Stock Appreciation Rights which are granted without reference to an Option, Restricted Stock, Stock Purchase Rights and Performance Shares, relating to shares of Stock which in the aggregate exceed 20% of the total number of shares of Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

    C. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off, sale of substantial assets or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number and kind of shares of Stock reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Options, in the number, kind and purchase price of shares subject to outstanding Stock Purchase Rights and in the number and kind of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee in its sole discretion; provided that the number and kind of shares subject to any Award shall always be rounded down to the nearest whole number; and provided further that with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424 of the Code. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

4. ELIGIBILITY.

    Awards may be granted to officers and other employees of, and consultants to, the Company, its Subsidiaries and its Affiliates (excluding any person who serves only as a director).

5. STOCK OPTIONS.

    A. TYPES. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any Plan participant Incentive Stock Options, Non-Qualified Stock Options, or any type of Option (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 425 of the Code) or its Subsidiaries. Any portion of an Option that does not qualify as an Incentive Stock Option shall constitute a Non-Qualified Stock Option.

    B. TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions:

        1. OPTION TERM. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than 11 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

        2. GRANT DATE. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to do so, the date of grant shall be the date of action taken by the Committee to grant the Option; provided that no Option may be exercised prior to execution of the applicable Award Agreement. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

        3. EXERCISE PRICE. The exercise price per share of Stock purchasable under a Non-Qualified Stock Option shall be equal to at least 50%, and not more than 100%, of the Fair Market Value on the date of grant, provided that no Option granted to an employee whom the Committee determines is likely to be a Covered Employee at the end of the year shall have an exercise price below 100% of Fair Market Value on the date of grant. The exercise price per share of Stock purchasable under an Incentive Stock Option shall be equal to at least the Fair Market Value on the date of grant; provided that if at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

        4. EXERCISABILITY. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at the time of grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

        5. METHOD OF EXERCISE; PAYMENT. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the shares. The Committee, in its discretion, may elect at the time of Option exercise that any Non-Qualified Stock Option be settled in cash rather than Stock.

        6. NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under
    Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

6. STOCK APPRECIATION RIGHTS.

    A. RELATIONSHIP TO OPTIONS; NO PAYMENT BY PARTICIPANT. A Stock Appreciation Right may be awarded either (i) with respect to Stock subject to an Option held by a participant or (ii) without reference to an Option. If an Option is an Incentive Stock Option, a Stock Appreciation Right granted with respect to such Option may be granted only at the time of grant of the related Incentive Stock Option, but if the Option is a Non-Qualified Stock Option, the Stock Appreciation Right may be granted either simultaneously with the grant of the related Non-Qualified Stock Option or at any time during the term of such related Non-Qualified Stock Option. No consideration shall be paid by a participant with respect to a Stock Appreciation Right.

    B. WHEN EXERCISABLE. A Stock Appreciation Right shall be exercisable at such times and in whole or in part, each as determined by the Committee, subject, with respect to Plan participants subject to Section 16(b) of the Exchange Act, to Rule 16b-3. Any exercise by the participant of a Stock Appreciation Right for cash shall be made only during the window period specified in Rule 16b-3(e)(3)(iii) and any successor rule (the "Window Period"), unless the Committee determines that Rule 16b-3 is not applicable to the Plan. If a Stock Appreciation Right is granted with respect to an Option, unless the Award Agreement otherwise provides, the Stock Appreciation Right may be exercised only to the extent to which shares covered by the Option are not at the time of exercise subject to repurchase by the Company.

    C. EFFECT ON RELATED RIGHT; TERMINATION OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right granted with respect to an Option is exercised, the Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Stock Appreciation Right was exercised. Upon the exercise or termination of an Option, related Stock Appreciation Rights shall terminate to the extent of the number of shares as to which the Option was exercised or terminated, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right granted independently from an Option shall terminate and shall be no longer exercisable at the time determined by the Committee at the time of grant, but not later than 10 years from the date of grant. Upon the Termination of the participant, a Stock Appreciation Right granted with respect to an Option shall be exercisable only to the extent to which the Option is then exercisable.

    D. FORM OF PAYMENT UPON EXERCISE. Despite any attempt by a Plan participant to elect payment in a particular form upon exercise of a Stock Appreciation Right, the Committee, in its discretion, may elect to cause the Company to pay cash, Stock, or a combination of cash and Stock upon exercise of the Stock Appreciation Right.

    E. AMOUNT OF PAYMENT UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the Plan participant shall be entitled to receive one of the following payments, as determined by the Committee under Section 6D. hereof:

        1. STOCK. That number of whole shares of Stock equal to the number computed by dividing (A) an amount (the "Stock Appreciation Right Spread"), rounded to the nearest whole dollar, equal to the product computed by multiplying (x) the excess of (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value on any day during the Window Period, and otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised, over (2) the exercise price per share of Stock of the related Option, or in the case of a Stock Appreciation Right granted without reference to an Option, such other price as the Committee establishes at the time the Stock Appreciation Right is granted, by (y) the number of shares of Stock with respect to which a Stock Appreciation Right is being exercised by (B) (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value during the Window Period in which the Stock Appreciation Right was exercised, and (2) otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised; plus, if the foregoing calculation yields a fractional share, an amount of cash equal to the applicable Fair Market Value multiplied by such fraction (such payment to be the difference of the fractional share); or

        2. CASH. An amount in cash equal to the Stock Appreciation Right Spread; or

    3. CASH AND STOCK. A combination of cash and Stock, the combined value of which shall equal the Stock Appreciation Right Spread.

7. RESTRICTED STOCK.

    Shares of Restricted Stock shall be subject to the following terms and conditions:

    A. PRICE. Plan participants awarded Restricted Stock, within 45 days of receipt of the applicable Award Agreement, which in no event shall be later than ten (10) days after the Award grant date, shall pay to the Company, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. If such payment is not made and received by the Company by such date, the Award of Restricted Stock shall lapse.

    B. RESTRICTIONS. Subject to the provisions of the Plan and the Award Agreement, during a period set by the Committee, commencing with, and not exceeding 10 years from, the date of such award (the "Restriction Period"), the Plan participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

    C. DIVIDENDS. Unless otherwise determined by the Committee, cash dividends with respect to shares of Restricted Stock shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

    D. TERMINATION. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 7B., upon termination of a Plan participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

    E. SPECIAL PROVISIONS REGARDING AWARDS. Notwithstanding anything to the contrary contained in this Section 7, all awards of Restricted Stock granted pursuant to this Section 7 to participants who are employees whom the Committee determines are likely to be Covered Employees at the end of the year shall have restrictions which will lapse contingent on the attainment of such performance goals as may be established by the Committee which may be based on earnings, earnings growth, revenues, gross margin, expenses, market share, improvement of financial ratings or achievement of balance sheet or income statement objectives and may be absolute in their terms or measured against or in relationship to other companies comparably or similarly situated. Such performance goals may be particular to a participant or the division, department, line of business, subsidiary or other unit in which the participant works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee. Notwithstanding the foregoing, all performance objectives shall comply with the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

    F. TIME AND FORM OF PAYMENT. In the case of Plan participants who are Covered Employees as of the end of the year, unless otherwise determined by the Committee, shares of Restricted Stock shall be released from restrictions only after achievement of the applicable performance goals has been certified by the Committee.

8. STOCK PURCHASE RIGHTS.

    A. PRICE. The Committee may grant Stock Purchase Rights which shall enable the recipients to purchase Stock at a price equal to not less than 50%, and not more than 100%, of Fair Market Value on the date of grant.

    B. EXERCISABILITY. Stock Purchase Rights shall be exercisable for a period determined by the Committee not exceeding 30 days from the date of grant. The Committee, however, may provide that, if required under Rule 16b-3, Stock Purchase Rights granted to persons subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 8A.

    C. SPECIAL PROVISIONS REGARDING AWARDS. In no event shall any awards be granted under this Section 8 to an employee who the Committee determines is likely to be a Covered Employee at the end of the year.

9. PERFORMANCE SHARES.

    A. AWARDS. The Committee shall determine the nature, length (which shall in no event be greater than 10 years) and starting date of the performance (the "Performance Period") for each Performance Share Award. The consideration payable to a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided that the amount of consideration may be zero and may in no event exceed 50% of a Plan participant's Annual Base Salary at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares (the "Performance Goals") and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may constitute Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine or amounts equivalent to dividends paid shall be payable with respect to Performance Share Awards. In addition to the provisions set forth in Section 11J., the Committee, in its discretion, may modify the terms of any Performance Share Award (except for those Participants who are Covered Employees), including the specification and measurement of performance goals.

    B. TERMINATION OF EMPLOYMENT. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of Termination during a Performance Period for any reason, then the Plan participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

    C. FORM OF PAYMENT. Payment shall be made in the form of cash or whole shares of Stock as the Committee, in its discretion, shall determine.

    D. SPECIAL PROVISIONS REGARDING AWARDS. In no event shall any awards be granted under this Section 9 to an employee whom the Committee determines is likely to be a Covered Employee at the end of the year.

10. CHANGE IN CONTROL.

    A. DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 1B., a "Change in Control" means the occurrence of either of the following:

        1. Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Company Subsidiary, a Company Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 35% or more of the combined voting power of the then outstanding securities of the Company or such successor; or

        2. At any time that the Company has registered shares under the Exchange Act, at least 40% of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board in office prior to the time of such first election; or

        3. The dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving 50% or more in value of the assets of the Company, (x) any merger or reorganization of the Company whether or not another entity is the survivor, (y) a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (z) any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

    B. IMPACT OF EVENT. Except as expressly provided in any Award agreement, in the event of a "Change in Control" as defined in Section 10A, the following provisions shall apply:

        1. Any Stock Appreciation Rights and Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; provided, that in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred;

        2. The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse and such Restricted Stock shall become fully vested;

        3. The value (net of any exercise price and required tax withholdings) of all outstanding Options, Stock Appreciation Rights, Restricted Stock, and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price," as defined in Section 11C., as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control;

        4. Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met; provided, however, that the foregoing provision shall only apply, with respect to the events described in Section 10A.1, 10A.3(x), 10A.3(z), and 10A.4, if and to the extent so specifically determined by the Committee in the exercise of the Committee's discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made.

    C. CHANGE IN CONTROL PRICE. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on any established stock exchange, national market system or other established market for the Stock, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

11. GENERAL PROVISIONS.

    A. AWARD GRANTS. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of Performance Goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance Goals may vary from Plan participant to Plan participant and among groups of Plan participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity (except as otherwise required for Plan participants who are Covered Employees as of the end of the year in order to comply with Section 162(m)). The other provisions of Awards also need not be the same with respect to each recipient. Unless otherwise specified in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

    B. TYPES OF SHARES. The Committee, in its discretion, may determine at the time of an Award that in lieu of Stock there shall be issuable under, or applicable to the measurement of, any Award any of the following: (i) Restricted Stock; (ii) shares of any series of common stock of the Company other than Stock and shares of any series of common stock of any Subsidiary or Affiliate of the Company ("Common Shares"); or (iii) shares of any series of preferred stock of the Company ("Preferred Shares"); provided that (A) with respect to shares issuable upon exercise of Incentive Stock Options, Common Shares and Preferred Shares shall be limited to shares of any Subsidiary authorized as of the date the Plan is approved by the Board and (B) with respect to shares issuable upon exercise of Non-Qualified Stock Options and Stock Appreciation Rights, Common Shares and Preferred Shares shall be limited to shares of any Subsidiary or Affiliate of the Company. In such event, the Committee shall determine the number of shares of Stock equivalent to such Restricted Stock, Common Shares or Preferred Shares for the purpose of calculating the shares of Stock issued under the Plan; provided that a Common Share or a Preferred Share in no event shall be deemed equal to less than one share of Stock.

    C. AWARD AGREEMENT. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement specifying the date of grant and the terms and conditions of the Award.

    D. CERTIFICATES. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any national market system over which the Stock is then quoted and any applicable federal, state or foreign securities law.

    E. TERMINATION. With respect to Awards (other than Options), in the event of Termination for any reason other than death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within 90 days after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. With respect to Options, in the event of Termination for any reason other than death or Disability, Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part within 90 days after the date of Termination, or such other period (which may be longer or shorter than 90 days) which shall be specified in the Award Agreement (but in no event shall any Option remain exercisable after the expiration date of such Option). If Termination is due to death or Disability, or a participant dies or becomes disabled within the period that the Award remains exercisable or payable, as the case may be, after Termination, only Awards (including Options) held at the date of death or Disability (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of Disability, by the participant's personal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within 18 months after the death or one year after the Disability, as the case may be, of the participant (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration of such Award). In the event of Termination by reason of the participant's retirement (as determined in the exercise of the Committee's sole discretion), Awards (including Options) may be exercised in whole or in part at any time within two years after the date of Termination (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration date of such Award).

    F. DELIVERY OF PURCHASE PRICE. Plan participants shall make all or any portion of any payment due to the Company with respect to the consideration payable for, upon exercise of, or for federal, state, local or foreign tax payable in connection with, an Award by delivery of cash; and if and only to the extent authorized by the Committee, all or any portion of such payment may be made by delivery of any property (including without limitation a promissory note of the participant or shares of Stock or other securities and, in the case of an Option, surrender of shares issuable upon exercise of that Option) other than cash, so long as, if applicable, such property constitutes valid consideration for the Stock under applicable law. To the extent participants may make payments due to the Company upon grant or exercise of Awards by the delivery of shares of Stock or other securities, the Committee, in its discretion, may permit participants constructively to deliver for any such payment securities of the Company held by the participant for at least three months. Constructive delivery shall be effected by (i) identification by the participant of shares intended to be delivered constructively, (ii) confirmation by the Company of participant's ownership of such shares (for example, by reference to the Company's stock records, or by some other means of verification) and (iii) if applicable, upon exercise, delivery to the participant of a certificate for that number of shares equal to the number of shares for which the Award is exercised less the number of shares constructively delivered.

    G. TAX WITHHOLDING. If and to the extent authorized by the Committee in its discretion, a person who has received an Award or payment under an Award may make an election to deliver to the Company a promissory note of the Plan participant on the terms set forth in Section 11F or to have shares of Stock or other securities of the Company withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company.

    1.  Such election shall be irrevocable;

    2.  Such election shall be subject to the disapproval of the Committee;

    3. In the case of participants subject to Section 16(b) of the Exchange Act, the election and the exercise of the Award may not be made within six months after the grant of the Award (and in the case of a Stock Appreciation Right, any related Award) to be exercised (except that this limitation shall not apply in the event of death or Disability of such person before the six-month period expires); and

    4. In the case of participants subject to Section 16(b) of the Exchange Act, such election may be made either (A) at least six months before the date that the amount of tax to be withheld in connection with such exercise is determined or (B) in any ten-day period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings.

    Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided, that Stock shall be valued at the Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company. Unless the Committee permits otherwise, the Plan participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result from the lapse of restrictions imposed upon an Award or upon exercise of an Award or from a transfer or other disposition of shares acquired upon exercise or payment of an Award or otherwise related to the Award or the shares acquired in connection with an Award.

    H. TRANSFERABILITY. Unless otherwise provided in an Award Agreement, no Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution, and, during the life of the participant, an Award shall be exercisable, and any elections with respect to an Award shall be made, only by the Plan participant or such participant's guardian or legal representative.

    I. RIGHTS OF FIRST REFUSAL. At the time of grant, the Committee may provide in connection with any Award that the shares of Stock received as a result of such Award shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value subject to such other terms and conditions as the Committee may specify at the time of grant

    J. ADJUSTMENT OF AWARDS; WAIVERS. The Committee may adjust the Performance Goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events, or circumstances in order to avoid windfalls or hardships, (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions and (iv) in any other manner determined in its discretion. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Plan participant.

    K. ELECTION TO DEFER PAYMENT. To the extent, if any, permitted by the Committee, a Plan participant may elect, at such time as the Committee may in its discretion specify, to defer payment of all or a portion of an Award.

    L. NON-COMPETITION. The Committee may condition the Committee's discretionary waiver of a forfeiture or vesting acceleration at the time of Termination of a Plan participant holding any unexercised or unearned Award or the waiver of restrictions upon any Award upon a requirement that such participant agree to and actually (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available, unless such participant shall have died, for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

    M. DIVIDENDS. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Awards).

    N. REGULATORY COMPLIANCE. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement or representations by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement or representations shall have been effected or obtained free of any conditions not acceptable to the Committee.

    O. RIGHTS AS STOCKHOLDER. Unless the Plan or the Committee expressly specifies otherwise, a Plan participant shall have no rights as a stockholder with respect to any shares covered by an Award until the participant is entitled, under the terms of the Award, to receive such shares. Subject to Sections 3B. and 7C., no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

    P. BENEFICIARY DESIGNATION. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

    Q. ADDITIONAL PLANS. Nothing contained in the Plan shall prevent the Company or a Subsidiary or Affiliate of the Company from adopting other or additional compensation arrangements for its employees.

    R. NO EMPLOYMENT RIGHTS. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate of the Company to terminate the employment of any employee at any time.

    S. INTERPRETATION. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Awards shall always be granted and exercised, in such a manner as to conform to the provisions of Rule 16b-3 and Section 162(m), unless the Committee determines that Rule 16b-3 or Section 162(m) are not applicable to the Plan. The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

    T. GOVERNING LAW. The Plan and all Awards shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    U. USE OF PROCEEDS. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

    V. UNFUNDED STATUS OF PLAN. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

    W. ASSUMPTION BY SUCCESSOR. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

    X. PLAN DESIGNATION AND STATUS. Notwithstanding the designation of this document as a plan for convenience of reference and to standardize certain provisions applicable to all types of Awards, each type of Award shall be deemed to be a separate "plan" for purposes of Section 16 of the Exchange Act and any applicable state securities laws.

12. AMENDMENTS AND TERMINATION.

    The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the Plan participant's consent. In addition, to the extent required for the Plan to comply with Rule 16b-3 or
Section 162(m) or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422A of the Code, the Board may not amend or alter the Plan without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

    A. Except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the Plan;

    B. Except as expressly provided in the Plan, change the minimum price terms of Section 5B.3 or Section 8A;

    C. Change the class of employees and consultants eligible to participate in the Plan;

    D. Extend the maximum Option term under Section 5B. or the maximum exercise period under Section 8B.; or

    E. Materially increase the benefits accruing to participants under the Plan.

    The Board of Directors may, at any time without stockholder approval, amend the Plan and the terms of any Award outstanding under the Plan, provided that such amendment is designed to maximize federal income tax benefits accorded to Awards or, if the Committee determines that Rule 16b-3 is applicable to the Plan, to comply with Rule 16b-3 and provided further that with respect to outstanding Awards, the Plan participant consents to such amendment.

13. EFFECTIVE DATE OF PLAN.

    The Plan, and any amendments thereto, shall be effective on the date the same is adopted by the Board, but all Awards shall be conditioned upon approval of the Plan, and any amendment thereto requiring such approval, at a duly held stockholders' meeting by the affirmative vote of the holders of shares representing a majority of the voting power of the Company represented in person or by proxy and entitled to vote at the meeting.

14. TERM OF PLAN.

    No Award shall be granted on or after July 1, 2000, but Awards granted prior to July 1, 2000 (including, without limitation, Performance Share Awards for Performance Periods commencing prior to July 1, 2000) may extend beyond that date.

                           THE LEARNING COMPANY, INC.
                              ONE ATHENAEUM STREET
                         CAMBRIDGE, MASSACHUSETTS 02142

                        PROXY CARD FOR THE MAY 21, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having read the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 2, 1998, receipt of which is hereby acknowledged, does hereby appoint Neal S. Winneg, R. Scott Murray and Mark G. Borden, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote and act at the Annual Meeting of Stockholders of The Learning Company, Inc. (the "Company") to be held at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts, on May 21, 1998, at 9:00 a.m. local time, and any adjournment thereof, with respect to all shares of common stock, par value $.01 per share (the "Common Stock"), held of record by the undersigned on March 26, 1998, with all the powers that the undersigned would possess if personally present and acting, as follows:

    THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1-4 BELOW. AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

1. To elect Lamar Alexander, Michael A. Bell, Anthony J. DiNovi, James C. Dowdle, Robert Gagnon, Mark E. Nunnelly, Kevin O'Leary, Michael J. Perik, Carolynn Reid-Wallace, Robert A. Rubinoff, Scott M. Sperling and Paul J. Zepf as Directors for a one year term. If any of such nominees should be unavailable, the proxies and each or any of them may vote for substitute nominees at their discretion.

        / / FOR      / / WITHHELD

        / /
    -----------------------------------------------------
        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 2, 1999.

        / / FOR                      / / AGAINST                     / / ABSTAIN

3.  TO APPROVE AN AMENDMENT TO THE COMPANY'S LONG TERM EQUITY INCENTIVE PLAN.

        / / FOR                      / / AGAINST                     / / ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 120,000,000 TO 200,000,000.

        / / FOR                      / / AGAINST                     / / ABSTAIN

5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

                                                 PLEASE DATE AND SIGN EXACTLY AS
                                                 NAME(S) APPEAR(S) ON THIS
                                                 PROXY. WHEN SIGNING AS
                                                 ATTORNEY, EXECUTOR,
                                                 ADMINISTRATOR, TRUST, GUARDIAN,
                                                 ETC., GIVE TITLE AS SUCH. IF
                                                 JOINT ACCOUNT, EACH JOINT OWNER
                                                 SHOULD SIGN.

                                                 Signature:___________  Date:___
                                                 Signature:___________  Date:___

April 2, 1998

             INFORMATION STATEMENT WITH RESPECT TO THE EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

TO: HOLDERS OF EXCHANGEABLE NON-VOTING SHARES OF
    SOFTKEY SOFTWARE PRODUCTS INC.

    Enclosed with this Notice are proxy materials relating to The Learning Company, Inc. ("TLC"), the parent company of SoftKey Software Products Inc. ("SSPI"), in connection with TLC's upcoming annual meeting of stockholders (the "Meeting") to be held at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts on Thursday, May 21, 1998, at 9:00 a.m. local time. Proxy materials relating to TLC are being provided to you because, as a holder of SSPI's exchangeable non-voting shares ("Exchangeable Shares"), you have voting rights at stockholders' meetings of TLC. Pursuant to certain orders or rulings issued by the securities commissions in the Provinces of Ontario, British Columbia, Quebec and Nova Scotia, TLC is required to provide holders of Exchangeable Shares with all disclosure material furnished to holders of TLC's common stock ("TLC Common Shares") residing in the United States.

ECONOMIC EQUIVALENCY OF EXCHANGEABLE SHARES AND TLC COMMON SHARES

    The Exchangeable Shares provide holders thereof with a security of SSPI having economic and voting rights which are, as nearly as practicable, equivalent to those of a TLC Common Share. In particular, Exchangeable Shares are: (a) entitled to dividends from SSPI payable at the same time as, and in the Canadian dollar equivalent of, dividends paid by TLC on TLC Common Shares; (b) retractable at the option of the holder at any time for TLC Common Shares; (c) entitled on the liquidation, dissolution or winding-up of SSPI to be exchanged for TLC Common Shares; (d) entitled on the dissolution of TLC to be automatically exchanged for TLC Common Shares; and (e) entitled to direct voting rights at stockholders' meetings of TLC.

    As a result of the economic equivalency of the Exchangeable Shares and the TLC Common Shares, holders of Exchangeable Shares effectively have a participating interest in TLC, rather than SSPI. Accordingly, information respecting the financial condition of SSPI would not be relevant to holders of Exchangeable Shares because the value of Exchangeable Shares is dependent on the consolidated financial condition of TLC and the value of the TLC Common Shares. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that TLC provides to holders of TLC Common Shares.

RIGHT TO DIRECT VOTING AT MEETINGS OF TLC STOCKHOLDERS

    As you are aware, CIBC Mellon Trust Company, which was formerly known as The R-M Trust Company (the "Trustee"), is entitled at the Meeting to cast a number of votes attaching to the single outstanding share of Special Voting Stock of TLC equal to the number of outstanding Exchangeable Shares on the record date of the Meeting. These votes to be cast by the Trustee may only be exercised in accordance with the instructions of the holders of the Exchangeable Shares of SSPI. This information statement outlines the nature and extent of your right as a holder to instruct the Trustee and describes the process by which your instructions will be carried out.

    A form of direction (the "Direction") is enclosed with this information statement that will serve as your instructions to the Trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company, 393 University Avenue, 5th Floor, Toronto, Ontario, Canada, M5G 2M7. Please note that unless the Direction has been received by 5:00 p.m. (Toronto time) on Tuesday, May 19,

1998 (the "Filing Time"), your instructions will not be binding upon the Trustee and your voting rights will not be exercised.

    Each of you is entitled to attend the Meeting and to vote in person, or to designate a person who will attend the Meeting and vote on your behalf. These alternatives appear as items (B) and (C), respectively, on the Direction. If you decide to choose one of these alternatives, you can instruct the Trustee to provide you (or the person designated by you) with a proxy card which will be delivered to you (or the person designated by you) at the Meeting by the Trustee's representatives upon the presentation of satisfactory identification. At the Meeting, you (or the person designated by you) will be entitled to cast one vote for each Exchangeable Share of SSPI held by you on the record date for the Meeting (and not subsequently disposed of) (the "Beneficiary Votes") in respect of each matter to be voted on at the Meeting.

    Alternatively, you are entitled to instruct the Trustee to give a proxy card to a representative of the Company who will exercise the Beneficiary Votes at the Meeting in accordance with your instructions. This alternative appears as item (A) on the Direction. If you decide to proceed in this manner, you should complete items 1 through 4 on the Direction which represent the items of business to be considered and voted on at the Meeting.

    In addition to revocation in any manner permitted by law, you may revoke or amend your instructions by filing an instrument in writing executed by you, or by your attorney authorized in writing, and delivered to the office of the Trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the Meeting prior to 8:00 a.m. on May 21, 1998 by submitting written revocation of your instructions and satisfactory identification to the Trustee's representatives. In the event that the Meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the second business day prior to the day of any adjournment of the Meeting by delivering an instrument in writing to the office of the Trustee (in the manner described above), or your instructions may be revoked in person at any adjournment of the Meeting not less than one hour prior to the time of such adjourned meeting.

    Failure to comply with the foregoing will not affect your right to attend the Meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the Trustee's representatives.

                           THE LEARNING COMPANY, INC.
                    ----------------------------------------

                DIRECTION TO BE GIVEN BY HOLDERS OF EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.
                    ----------------------------------------

                 DIRECTION FOR THE MAY 21, 1998 ANNUAL MEETING
                 OF STOCKHOLDERS OF THE LEARNING COMPANY, INC.

    The undersigned, having read the Notice of Annual Meeting (the "Annual Meeting") of Stockholders of The Learning Company, Inc. (the "Company") to be held at The Royal Sonesta Hotel, located at 5 Cambridge Parkway, Cambridge, Massachusetts on Thursday, May 21, 1998, at 9:00 a.m. local time, the Proxy Statement and the Information Statement dated April 2, 1998, receipt of which are hereby acknowledged, DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (THE "TRUSTEE"), pursuant to the provisions of the Voting and Exchange Trust Agreement (the "Agreement") dated February 4, 1994 among the Company, SoftKey Software Products Inc. and the Trustee, as follows:

                        (PLEASE SELECT ONE OF A, B OR C)

    A. / / Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the Beneficiary Votes (as defined in the Agreement) at the Annual Meeting, or any postponement or adjournment thereof as follows:

        (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A)

    1. To elect Lamar Alexander, Michael A. Bell, Anthony J. DiNovi, James C. Dowdle, Robert Gagnon, Mark E. Nunnelly, Kevin O'Leary, Michael J. Perik, Carolynn Reid-Wallace, Robert A. Rubinoff, Scott M. Sperling and Paul J. Zepf as Directors for a one year term. If any of such nominees should be unavailable, the proxies and each or any of them may vote for substitute nominees at their discretion.

/ /  FOR all nominees listed above                                  / /  WITHHOLD authority to vote for all nominees listed above

  WITHHOLD AUTHORITY for the following nominee(s) only: (Write name(s) in the space provided below.)

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the fiscal year ending January 2, 1999.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    3.  To approve an amendment to the Company's Long Term Equity Incentive
       Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    4. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 120,000,000 to 200,000,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

       (PLEASE NOTE: THE TRUSTEE WILL VOTE AS DIRECTED BUT IN THE ABSENCE OF ANY SUCH DIRECTION, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEMS 1-4 ABOVE AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

     (PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

    B. / / Deliver a proxy card to the undersigned at the Annual Meeting, with respect to all Exchangeable Non-Voting Shares of SoftKey Software Products Inc. held of record by the undersigned on the record date for the Annual Meeting (and not subsequently disposed of) (the "Exchangeable Shares") so that the undersigned may exercise personally the Beneficiary Votes (as defined in the Agreement) at the Annual Meeting, or any postponement or adjournment thereof.
 (IF YOU HAVE SELECTED ALTERNATIVE B, GO DIRECTLY TO THE SIGNATURE LINE AT THE
                             BOTTOM OF THIS PAGE.)
    C. / / Deliver a proxy card to ____________________ as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting, with respect to the Exchangeable Shares with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the Beneficiary Votes (as defined in the Agreement) at the Annual Meeting, or any postponement or adjournment thereof.
 (IF YOU HAVE SELECTED ALTERNATIVE C, GO DIRECTLY TO THE SIGNATURE LINE AT THE
                             BOTTOM OF THIS PAGE.)
                                           _____________________________________

                                           _____________________________________

                                              (Name of Holder of Exchangeable
                                                          Shares)
                                           Date: ____________________, 1998

                                           PLEASE DATE AND SIGN ABOVE. WHEN
                                           SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUST, GUARDIAN, ETC.,
                                           GIVE TITLE AS SUCH. IF JOINT ACCOUNT,
                                           EACH JOINT OWNER SHOULD SIGN.